Execution Copy

                                  GROSS LEASE
                               (w/Base Amounts)

THIS LEASE (this "Lease") is made as of February ___, 2004, by and between

"Landlord"     Corporate Drive Corporation, as Trustee of Corporate Drive
 --------      Nominee Realty Trust, a Massachusetts nominee trust

               and

"Tenant"       ClickSoftware, Inc., a corporation organized under the laws of
 ------        California.

                               TABLE OF CONTENTS

SECTION 1: DEFINITIONS.........................................................1
   Access Laws.................................................................1
   Additional Rent.............................................................1
   Base Amount Allocable to the Premises.......................................1
   Base Rent...................................................................1
   Brokers.....................................................................1
   Building....................................................................1
   Business Day................................................................1
   Claims......................................................................1
   Commencement Date...........................................................2
   ERISA.......................................................................2
   Estimated Operating Costs Allocable to the Premises.........................2
   Events of Default...........................................................2
   Furniture...................................................................2
   Governmental Agency.........................................................2
   Governmental Requirements...................................................2
   Hazardous Substance(s):.....................................................2
   Land........................................................................2
   Landlord....................................................................2
   Landlord's Agents...........................................................2
   Landlord's Transaction Costs................................................2
   Lease Memorandum............................................................2
   Lease Term..................................................................2
   Lender......................................................................2
   Manager.....................................................................2
   Manager's Address...........................................................2
   Operating Costs.............................................................2
   Operating Costs Allocable to the Premises...................................2
   Park........................................................................2
   Parking Ratio...............................................................2
   Permitted Use...............................................................2
   Plans and Specifications....................................................2
   Prepaid Rent................................................................2
   Premises....................................................................3
   Prime Rate..................................................................3
   Property Taxes..............................................................3
   Punch List Work.............................................................3
   Restrictions................................................................3
   Substantial Completion......................................................3
   Telecommunication Facilities................................................3
   Telecommunication Services..................................................4
   Tenant......................................................................4

   Tenant Alterations..........................................................4
   Tenant Improvement Allowance................................................4
   Tenant Improvements.........................................................4
   Tenant's Agents.............................................................4
   Tenant's  Pro Rata Share....................................................4
   Year........................................................................4
SECTION 2:  PREMISES AND TERM..................................................4
   2.1   Lease of Premises.....................................................4
   2.2   Lease Term............................................................4
   2.3   Intentionally Omitted.................................................5
   2.4   Commencement Date.....................................................5
   2.5   Tenant's Contribution to Tenant Improvement Costs.....................6
   2.6   Lease Memorandum......................................................7
   2.7   Use and Conduct of Business...........................................8
   2.8   Compliance with Governmental Requirements and Rules and Regulations...8
   SECTION 3:  BASE RENT, ADDITIONAL RENT AND OTHER SUMS PAYABLE UNDER LEASE...8
   3.1   Payment of Rental.....................................................8
   3.2   Base Rent.............................................................8
   3.3   Lease Security Provisions.............................................9
   3.4   Additional Rent......................................................10
   3.5   Utilities............................................................13
   3.6   Holdover.............................................................14
   3.7   Late Charge..........................................................14
   3.8   Default Rate.........................................................14
SECTION 4:  MANAGEMENT AND LEASING PROVISIONS.................................15
   4.1   Maintenance and Repair by Landlord...................................15
   4.2   Maintenance and Repair by Tenant.....................................15
   4.3   Common Areas/Security................................................16
   4.4   Tenant Alterations...................................................16
   4.5   Tenant's Work Performance............................................16
   4.6   Surrender of Possession..............................................17
   4.7   Removal of Property..................................................17
   4.8   Access...............................................................18
   4.9   Damage or Destruction................................................18
   4.10  Condemnation.........................................................19
   4.11  Parking..............................................................20
   4.12  Indemnification......................................................20
   4.13  Tenant Insurance.....................................................20
   4.14  Landlord's Insurance.................................................21
   4.15  Waiver of Subrogation................................................21
   4.16  Assignment and Subletting by Tenant..................................21
   4.17  Assignment by Landlord...............................................23
   4.18  Estoppel Certificates and Financial Statements.......................23
   4.19  Intentionally Omitted................................................24
   4.20  Hazardous Substances.................................................24
   4.21  Access Laws..........................................................25
   4.22  Quiet Enjoyment......................................................25
   4.23  Signs................................................................25
   4.24  Subordination........................................................25
   4.25  Workers Compensation Immunity........................................26
   4.26  Brokers..............................................................26
   4.27  Limitation on Recourse...............................................26
   4.28  Mechanic's Liens and Tenant's Personal Property Taxes................27
   4.29  Intentionally Omitted................................................27
   4.30  No Offset; Independent Covenants; Waiver.............................27
   4.31  Occupancy............................................................27

SECTION 5:  DEFAULT AND REMEDIES..............................................27
   5.1   Events of Default....................................................27
   5.2   Remedies.............................................................28
   5.3   Right to Perform.....................................................29
   5.4   Landlord's Default...................................................29
SECTION 6:  MISCELLANEOUS  PROVISIONS.........................................30
   6.1   Notices..............................................................30
   6.2   Attorney's Fees and Expenses.........................................30
   6.3   No Accord and Satisfaction...........................................30
   6.4   Successors; Joint and Several Liability..............................30
   6.5   Choice of Law........................................................30
   6.6   No Waiver of Remedies................................................30
   6.7   Offer to Lease.......................................................31
   6.8   Force Majeure........................................................31
   6.9   Landlord's Consent...................................................31
   6.10  Severability; Captions...............................................31
   6.11  Interpretation.......................................................31
   6.12  Incorporation of Prior Agreement; Amendments.........................31
   6.13  Authority............................................................31
   6.14  Time of Essence......................................................32
   6.15  Survival of Obligations..............................................32
   6.16  Consent to Service...................................................32
   6.17  Landlord's Authorized Agents.........................................32
   6.18  Waiver of Jury Trial.................................................32

                              LISTING OF EXHIBITS

Exhibit A         Intentionally Omitted
Exhibit B         Drawing Showing Location and Configuration of the Premises
Exhibit C         Listing of Plans and Specifications for Tenant Improvements
Exhibit D         Form of Lease Memorandum
Exhibit E         Rules and Regulations
Exhibit F         Letter of Credit Criteria
Exhibit G         Furniture

1
                            SECTION 1: DEFINITIONS
                            ----------------------

ACCESS  LAWS: The Americans With Disabilities Act of 1990 (including the
         Americans with Disabilities Act Accessibility Guidelines for Building and Facilities) and all other Governmental Requirements relating to the foregoing.
ADDITIONAL RENT:  Defined in paragraph captioned "Additional Rent".
BASE AMOUNT ALLOCABLE TO THE PREMISES:  Defined in paragraph captioned
         "Additional Rent".
BASE RENT: The monthly amount of Base Rent and the portion of the Lease
         Term during which such monthly amount of Base Rent is payable shall be determined from the following table. For convenience and ease of reference, the annual rental rate for the computation of Base Rent and the annual Base Rent are also set forth in tabular form with the annual Base Rent equaling the monthly Base Rent installment multiplied by twelve. In the case of any conflict or inconsistency between the Monthly Base Rent installment and the other illustrative figures set forth in tabular form or in any computations utilizing such figures, the monthly Base Rent installment so specified shall be controlling and conclusive.


                                        Rate               Annual Base          Monthly Base
   Applicable Portion of Lease Term     Per/Rentable       Rent                 Rent Installment
                                        Sq. Ft./ Annum                          (Annual / 12)
--------------------------------------- ------------------ ------------------- ------------------
         Months 01 through 04           $18.50             $163,207.00         $13,600.58
--------------------------------------- ------------------ ------------------- ------------------
         Months 05 through 12           $18.50             $163,207.00         $13,600.58
--------------------------------------- ------------------ ------------------- ------------------
         Months 13 through 36           $19.00             $167,618.00         $13,968.17
--------------------------------------- ------------------ ------------------- ------------------
         Months 37 through 48           $19.50             $172,029.00         $14,335.75
--------------------------------------- ------------------ ------------------- ------------------
         Months 49 through 64           $20.00             $176,440.00         $14,703.33
--------------------------------------- ------------------ ------------------- ------------------

The above rent schedule begins on the first day of the first full month of the Lease Term beginning on or after the Commencement Date. If the Commencement Date is a date other than the first day of a calendar month, Base Rent for the partial month in which the Commencement Date occurs shall be at the same rate as months 5 through 12, but shall be prorated as provided in Paragraph 3.2 hereof. Notwithstanding the foregoing, Landlord shall abate all Base Rent applicable to the Premises for the first four (4) full months of the Lease Term beginning on or after the Commencement Date, provided, however, if the Lease is terminated prior to the expiration of the Lease Term as a result of a default by Tenant, in addition to all other damages to which Landlord may be entitled under the Lease and applicable law, Tenant immediately and without notice shall pay Landlord (a) the full amount of all Base Rent which had been abated as aforesaid if the Lease is terminated within sixteen (16) months after the Commencement Date, (b) three (3) months of the Base Rent which had been abated as aforesaid if the Lease is terminated within twenty-eight (28) months after the Commencement Date, and (c) two (2) months of the Base Rent which had been abated as aforesaid if the Lease is terminated any time during the Lease Term after the twenty-eighth (28th) month of the Lease Term. Although Landlord shall abate Base Rent payable for the first four (4) full months of the Lease Term beginning on or after the Commencement Date, Tenant acknowledges and agrees that Tenant shall be liable for all Additional Rent payable during such period.

BROKERS:   Tenant was represented in this transaction by The Codman Company, a licensed real estate broker. Landlord was represented in this transaction by Trammell Crow Company, a licensed real estate broker.
BUILDING:  The building located on the Land at 35 Corporate Drive, Burlington,
         Massachusetts, commonly known as 400 Burlington Centre and containing approximately 119,702 rentable square feet.
BUSINESS DAY:  Calendar days, except for Saturdays and Sundays and holidays when banks are closed in Washington, D.C.
CLAIMS:   An individual and collective reference to any and all claims, demands, damages, injuries, losses, liens, liabilities, penalties, fines, lawsuits, actions, other proceedings and expenses (including attorneys' fees and expenses incurred in connection with the proceeding whether at trial or on appeal).

COMMENCEMENT DATE: The earlier to occur of: (a) the date of Substantial
         Completion; or (b) the date on which Tenant takes possession of all or part of the Premises (other than solely for purposes of installing wiring and cabling pursuant to Paragraph 2.4.2 hereof).

ERISA: The Employee Retirement Income Security Act of 1974, as now or hereafter amended, and the regulations promulgated under it.

Estimated Operating Costs Allocable to the Premises: Defined in paragraph captioned "Additional Rent".

EVENTS OF DEFAULT: One or more of those events or states of facts defined in the paragraph captioned "Events of Default".

FURNITURE: The furniture, fixtures and equipment located in the Premises and described in Exhibit G hereto.

GOVERNMENTAL AGENCY: The United States of America, the state in which the Land is located, any county, city, district, municipality or other governmental subdivision, court or agency or quasi-governmental agency having jurisdiction over the Land and any board, agency or authority associated with any such governmental entity, including the fire department having jurisdiction over the Land.

GOVERNMENTAL REQUIREMENTS: Any and all statutes, ordinances, codes, laws, rules, regulations, orders and directives of any Governmental Agency as now or later amended.

HAZARDOUS SUBSTANCES: Asbestos, PCBs, petroleum or petroleum-based chemicals or substances, urea formaldehyde or any chemical, material, element, compound, solution, mixture, sub-stance or other matter of any kind whatsoever which is now or later defined, classified, listed, designated or regulated as hazardous, toxic or radioactive by any Governmental Agency.

LAND: The land upon which the Building is located in Burlington, Middlesex County, Commonwealth of Massachusetts.

LANDLORD: The trust named on the first page of this Lease, or its successors and assigns as provided in paragraph captioned "Assignment by Landlord".

LANDLORD'S AGENTS: The trustee of and consultants and advisors to the Landlord and employees of the foregoing.

LANDLORD'S TRANSACTION COSTS: All costs and expenses incurred by Landlord in connection with this Lease, including, without limitation, the Tenant Improvement Allowance, any brokerage fees or commissions, architectural and engineering fees, and attorneys' fees and expenses.

LEASE MEMORANDUM: Defined in paragraph entitled "Lease Memorandum".

LEASE SECURITY DEPOSIT: The letter of credit delivered by Tenant to Landlord as described in the paragraph entitled "Security Provisions."

LEASE TERM: Commencing on the Commencement Date and ending on the last day of that calendar month which is sixty-four (64) months after the Commencement Date, provided that, if the Commencement Date is the first day of a calendar month, the Lease Term shall end on the last day of the sixty-fourth (64th) calendar month beginning on, and including, the Commencement Date.

LENDER:  Defined in paragraph entitled "Landlord's Default".

MANAGER: Trammell Crow Services, Inc, or its replacement as specified by written notice from Landlord to Tenant.

MANAGER'S ADDRESS: 25 Corporate Drive, Burlington, Massachusetts 01803, which address may be changed by written notice from Landlord to Tenant.

OPERATING COSTS:  Defined in paragraph captioned "Additional Rent".

OPERATING COSTS ALLOCABLE TO THE PREMISES: Defined in paragraph captioned
         "Additional Rent".

PARK: The office park in which the Building is located, known as Burlington Centre Office Park.

PARKING  RATIO: 3.1 stalls per 1,000 retable square feet of the Premises.

PERMITTED USE: General business office uses, so long as such use is consistent with Governmental Requirements and with first-class buildings of the same or similar use as the Building located in the metropolitan area in which the Building is located.

PLANS AND SPECIFICATIONS: Those certain plans and specifications for the Tenant
         Improvements as listed in Exhibit C and any modifications to them approved in writing by Landlord and Tenant.

PREPAID RENT: $13,600.58, to be applied toward Base Rent for the first full calendar month of the Lease Term or to the first month in which full rent is due.

PREMISES: The portion of the Building located on the first floor and designated as Suite 140, depicted on the plan attached as Exhibit B and agreed by Landlord and Tenant for all purposes under this Lease to consist of approximately eight thousand eight hundred twenty-two (8,822) rentable square feet. The number of rentable square feet recited herein shall be final, conclusive and controlling.

PRIME RATE:  Defined in paragraph captioned "Default Rate".

PROPERTY TAXES: (a) Any form of ad valorem real or personal property tax or assessment imposed by any Governmental Agency on the Land, Building, related improvements or any personal property owned by Landlord associated with such Land, Building or improvements; (b) any other form of tax or assessment, license fee, license tax, tax or excise on rent or any other levy, charge, expense or imposition made or required by any Governmental Agency on any interest of Landlord in such Land, Building, related improvements or personal property; (c) any fee for services charged by any Governmental Agency for any services such as fire protection, street, sidewalk and road maintenance, refuse collection, school systems or other services provided or formerly provided to property owners and residents within the general area of the Land; (d) any governmental impositions allocable to or measured by the area of any or all of such Land, Building, related improvements or personal property or by the amount of any base rent, additional rent or other sums payable under any lease for any or all of such Land, Building, related improvements or personal property; (e) any gross receipts or other excise tax allocable to, measured by or a function of any one or more of the matters referred to in clause (d); (f) any impositions by any Governmental Agency on any transaction evidenced by a lease of any or all of such Land, Building, related improvements or personal property; (g) any increase in any of the foregoing based upon construction of improvements or change of ownership of any or all of such Land, Building, related improvements or personal property, and
         (h) tax consultant fees and expenses and costs of appeals of any Property Taxes. Property Taxes shall not include taxes on Landlord's net income.

PUNCH LIST WORK: Minor items of repair, correction, adjustment or completion as such phrase is commonly understood in the construction industry in the metropolitan area in which the Land is located.

RESTRICTIONS: Any covenants, conditions and restrictions applicable to the Land which are recorded with the Middlesex County (Southern District) Registry of Deeds.

SUBSTANTIAL COMPLETION: The date that the Tenant Improvements have been completed substantially in accordance with the Plans and Specifications, subject to Punch List Work. The Tenant Improvements shall be deemed to be substantially complete upon the issuance of a temporary or permanent certificate of occupancy by the proper governmental authority. Notwithstanding the above, the Tenant Improvements shall be considered substantially complete even though
         (a) there remains to be completed Punch List Work, the lack of which will not materially interfere with Tenant's permitted use of the Premises including, without limitation, minor or insubstantial details of construction, decoration or mechanical adjustment, or (b) there is a delay in substantial completion due to Tenant's failure to meet its obligations under this Lease or "Tenant Delay" as such term is defined in this Lease, or (c) there are any undelivered or uninstalled long lead items previously identified as such or (d) the certificate of occupancy is not issued due to Tenant's failure to complete the Tenant Installation of furniture, fixtures or equipment or other items (if any) to be installed or constructed by Tenant pursuant to this Lease. Without limiting the foregoing, if the Landlord or the general contractor is delayed in substantially completing the Tenant Improvements as a result of the occurrence of Tenant Delay, then for purposes of determining the Commencement Date, the date of substantial completion shall be deemed to be the date that the Tenant Improvements would have been substantially completed absent any Tenant Delay.

         As used herein, the phrase "long lead item" shall mean any item of the Tenant Improvements or material element thereof which Landlord reasonably identifies at the time Landlord reviews Tenant's proposed Plans as provided in paragraph 2.3 as unavailable at the Premises in time to be completed and installed prior to the anticipated Commencement Date.

TELECOMMUNICATION FACILITIES: Equipment, facilities, apparatus and other materials utilized for the purpose of electronic telecommunication, including cable, switches, wires, conduit and sleeves.

TELECOMMUNICATION SERVICES: Services associated with electronic telecommunications, whether in a wired or wireless mode. Basic voice telephone services are included within this definition.

TENANT:  The person or entity(ies) named on the first page of this Lease.

TENANT ALTERATIONS:  Defined in paragraph captioned "Tenant Alterations".

TENANT DELAY: Any delay in the completion of construction of Tenant
         Improvements resulting from (i) Tenant's failure to comply with the provisions of this Lease, including without limitation, Tenant's failure to meet any time deadlines established herein, (ii) any additional time as reasonably determined by Landlord required for ordering, receiving, fabricating and/or installing long lead items or items of materials or other components of the construction of Tenant Improvements, including, without limitation, mill work, which are not used in the construction of Tenant Improvements in accordance with Landlord's building standards and which causes a delay in the Substantial Completion of the Tenant Improvements beyond the time when such improvements would otherwise be completed if constructed in accordance with the standards used in the remainder of the Building,
         (iii) delay in work caused by submission by Tenant of a request for any change order following Landlord's approval of the Plans and Specifications, (iv) any additional time, as reasonably determined by Landlord, required for implementation of any change order with respect to the Tenant Improvements, (v) any other delay arising from the act or omission of Tenant or Tenant's Agents, and/or (vi) the occurrence of any other act, omission, failure, or event which this Lease describes as "Tenant Delay.

TENANT IMPROVEMENT ALLOWANCE: The maximum amount, if any, to be expended by Landlord for the cost of Tenant Improvements (including architectural, engineering, permitting and space planning fees, and the Construction Management Fee), which maximum shall not exceed Eight Thousand Eight Hundred Twenty-Two and 00/100 Dollars ($8,822).

TENANT IMPROVEMENTS: Those alterations or improvements to the Premises as appear and are depicted in the Plans and Specifications.

TENANT'S AGENTS: Any and all officers, partners, contractors, subcontractors, consultants, licensees, agents, concessionaires, subtenants, servants, employees, customers, guests, invitees or visitors of Tenant.

TENANT'S PRO RATA SHARE: is 8,822/119,702 = seven and thirty-seven one-hundredths percent (7.37%), which shall be final, conclusive and controlling during the Lease Term for all purposes, except as the same may be adjusted to reflect any expansion of the Premises or any construction after the date hereof of any additional rentable square feet in the Building.

YEAR: A calendar year commencing January 1 and ending December 31 or that portion of the calendar year within the Lease Term.

                         SECTION 2: PREMISES AND TERM
                         ----------------------------

2.1 LEASE OF PREMISES. Landlord leases the Premises to Tenant, and Tenant leases the Premises from Landlord, upon the terms and conditions set forth in this Lease. During the Lease Term, Tenant shall have the right to use the Furniture, provided that use of the Furniture shall be entirely at the Tenant's risk. Landlord makes no representation or warranty whatsoever concerning the Furniture and Tenant accepts same in its AS IS, WHERE IS condition. Tenant shall be responsible for all maintenance, repair or replacement which may be required for the Furniture. Tenant shall not remove any of the Furniture from the Premises.

2.2      LEASE TERM.

         2.2.1 INITIAL LEASE TERM. The Lease Term shall be for the period stated in the definition of that term, unless earlier terminated as provided in this Lease.
         2.2.2 OPTION TO EXTEND. While the Lease is in full force and effect, provided the Tenant is not in default of any of the terms, covenants and conditions thereof, beyond any applicable notice and cure periods, and further provided that ClickSoftware, Inc. is itself occupying at least fifty percent (50%) of the Premises then demised to Tenant, in each case both as of the time of option exercise and as of the commencement of the herein additional term, Tenant shall have the right or option (the "Extension Option") to extend the original term of this Lease for one (1) period of three (3) years. Such extension of the original term shall be on the same terms, covenants and conditions as provided for in the original term except (a) Tenant shall have no further option to extend the term, (b) the base year for Property Taxes and

Operating Expenses (net of Property Taxes) shall be updated to then current calendar year and fiscal tax year as of the date of exercise of the Extension Option, (c) the Base Rent during the extended term shall be ninety-five percent (95%) of the fair market rental value for new leases, as determined by Landlord, taking into account new leases then currently being negotiated or executed for comparable space in the office park in which the Building is located, including provisions for subsequent increases and other adjustments and also taking into account such new base years, or if no new leases are then being negotiated or executed in such office park, the fair market rental value shall be determined by Landlord taking into account new leases then being negotiated or executed for comparable space located elsewhere in first-class office buildings located in the Burlington, Massachusetts area, and (d) Landlord shall have no obligation to prepare, refurbish or construct the Premises or any part thereof prior to the commencement of the herein additional term or otherwise provide any amount of improvement allowance in respect of the Premises. Notwithstanding the foregoing, in no event shall the Base Rent on account of any additional term be less than the annual Base Rent payable for the Premises as of the date immediately preceding the commencement of such additional term. Notice of Tenant's intention to exercise the Extension Option must be given to Landlord, in writing, at least nine (9) months prior to the expiration of the initial term of the Lease.

         2.2.3 EARLY TERMINATION RIGHT. Notwithstanding any other provision of this Lease to the contrary, Tenant shall have the right to terminate this Lease effective as of the last day of any calendar month after the fortieth
(40th) full month of the Lease Term, provided that (a) Tenant provides Landlord with written notice of its election to terminate not later than the date which is nine (9) months prior to the designated termination date (the "Early Termination Date"), which notice shall set forth the Early Termination Date and shall be binding and irrevocable (the "Early Termination Notice"),
(b) Tenant pays to Landlord a buyout amount equal to the aggregate of (i) the unamortized balance of Landlord's Transaction Costs, and (ii) an amount equal to two (2) months Base Rent and Additional Rent in effect as of the Early Termination Date (the aggregate of the foregoing items (i) and (ii) is referred to herein as the "Early Termination Payment"), which Early Termination Payment shall be paid in full on or before the Early Termination Date (provided that the Additional Rent component of such payment shall be based upon Landlord's estimate and subject to adjustment when such amount is finally determined), and (c) no Event of Default exists both as of the date of the Early Termination Notice and as of the Early Termination Date. In the event of any such early termination, Tenant shall remain liable for any obligations or expenses arising or accruing hereunder prior to the Early Termination Date.

2.3      INTENTIONALLY OMITTED.

2.4      COMMENCEMENT DATE.

         2.4.1 Landlord shall complete the Tenant Improvements in accordance with the Plans and Specifications. Landlord's completion of the Tenant Improvements shall be performed by Landlord's contractors, and the Tenant Improvement Allowance shall be applied against the cost thereof as provided in paragraph 2.5 hereof. Landlord shall notify Tenant in writing of Substantial Completion. If Tenant believes that Substantial Completion has not occurred, Tenant shall notify Landlord in writing of its objections within five (5) Business Days after its receipt of the Landlord's notice described in the preceding sentence. Landlord shall have a reasonable time after its receipt of Tenant's notice in which to take such action as may be necessary to achieve Substantial Completion, and shall notify Tenant in writing when such has been achieved. Taking of possession by Tenant shall establish the Commencement Date as specified in the definition of that term even if Tenant disputes whether Substantial Completion has occurred or attempts to condition or qualify the taking of possession. Taking of possession shall further establish that the Premises are in good and satisfactory condition on the Commencement Date and, except as expressly provided below with respect to latent defects in the Tenant Improvements, any alleged defects or deficiencies are waived by the Tenant except for any incomplete Punch List Work. Tenant shall notify the Landlord in writing within three (3) months after Substantial Completion of the existence of any latent defects pertaining to the Tenant Improvements. If Tenant fails to notify the Landlord of any latent defects pertaining to the Tenant Improvements within such period, Tenant shall be deemed to have waived any rights on account thereof. Tenant acknowledges that no representations as to the condition of the Premises have been made by Landlord, unless such are expressly set forth in this Lease. With the exception of the Tenant Improvements to be made by Landlord, Tenant acknowledges that the Premises shall be delivered AS IS and that no representations as to the condition of the Premises have been made by Landlord. In the event of any dispute as to whether Substantial Completion has occurred, the receipt of a temporary certificate of occupancy shall be conclusive unless a temporary certificate of occupancy is unavailable or delayed due to causes which are Tenant's responsibility. If on the Commencement Date, Punch List Work remains to be completed, Landlord and Tenant shall agree on such Punch List Work prior to occupancy by Tenant and Landlord will promptly complete it after the Commencement Date. In no event shall Tenant's refusal or failure to agree on the nature and extent of Punch List Work or the existence of items of Punch List Work delay or postpone the occurrence of the Commencement Date. Tenant shall make no changes to the Plans and Specifications or the work reflected in the Plans and Specifications without the consent of Landlord, which consent shall not be unreasonably withheld.

         2.4.2 Tenant shall be permitted entry into the Premises before Substantial Completion for the limited purpose of installing such wiring and cabling in the Premises as are approved by Landlord in accordance with the paragraph entitled "Tenant Alterations". Approved wiring and cabling will be in addition to the Tenant Improvements and shall be governed by the paragraphs entitled "Tenant Alterations" and "Tenants Work Performance." Tenant, its contractors and designees may enter into the Premises for the purposes described in this subparagraph twenty-eight (28) days in advance of the scheduled date for Substantial Completion, but any such entry shall be at the Tenant's risk and subject to all the terms of the Lease, except the obligation to pay Base Rent. If installation and work performed during the period of Tenant's early entry delay Substantial Completion or interfere with or damage the Landlord's work, Tenant shall be responsible for the damage caused Landlord. Further, any such delay in Substantial Completion shall be deemed "Tenant Delay" and the Commencement Date shall be deemed to have occurred on the date that Substantial Completion would have been achieved absent such Tenant Delay.

         2.4.3 Notwithstanding anything to the contrary contained herein, in the event that Landlord has not achieved Substantial Completion of the Tenant Improvements within one hundred twenty (120) days after the date of this Lease (subject to extension for Tenant Delay and for events of force majeure as provided in Paragraph 6.8), then Tenant shall have the right to cancel this Lease upon not less than fifteen (15) days written notice given to the Landlord prior to the date that the Landlord has achieved Substantial Completion, provided such cancellation shall be void and this Lease shall continue in full force and effect in the event that the Landlord achieves Substantial Completion within such fifteen (15) day period.

2.5      TENANT'S CONTRIBUTION TO TENANT IMPROVEMENT COSTS.

         2.5.1 Tenant shall be responsible for all costs to prepare the Premises for Tenant's occupancy, including all hard and soft costs, such as and without limitation, labor and materials, architectural, engineering, permitting and space planning fees (collectively, the "Tenant Improvement Costs"). Tenant further agrees to pay the Landlord a construction management fee (the "Construction Management Fee") equal to three percent (3%) of the Tenant Improvement Costs. The Tenant Improvement Allowance shall be applied against the Tenant Improvement Costs and the Construction Management Fee. Tenant shall not be entitled to receive any credit or payment on account of any unexpended portion of the Tenant Improvement Allowance. If the cost of the Tenant Improvements and Construction Management Fee exceeds the Tenant Improvement Allowance, Tenant shall pay to Landlord such excess within ten
(10) Business Days after demand made from time to time by Landlord or Tenant may elect, upon written notice given to Landlord not later than the time payment of such excess would otherwise be due, to amortize an amount of such excess which is hereinafter defined as "Construction Principal" by paying to Landlord monthly installments of "Construction Rent" (as defined below). If Tenant fails to pay to Landlord the cost of any such excess Tenant Improvements and Construction Management Fee as and when due, Landlord may elect to suspend work on the Tenant Improvements pending such timely payment, and the Commencement Date shall be deemed to have occurred on the date that Substantial Completion would have been achieved absent such suspension of work.

         Notwithstanding anything to the contrary herein contained, in no event shall the aggregate amount of the "Construction Principal" exceed Twenty-Five Thousand Dollars ($25,000.00). Commencing on the first day of the fifth full month of the Lease Term, Tenant shall pay Landlord, as additional rent, monthly at the times and in the manner provided for the payment of Base Rent, an amount ("Construction Rent') equal to the monthly principal and interest payment which would be required to amortize a loan in the principal amount of the Construction Principal on a monthly direct reduction basis over a period of thirty-six (36) months at an interest rate of eight percent (8%) per annum (based upon a 360 day year). All payments of Construction Rent shall be applied first to accrued and unpaid interest on the Construction

Principal and then to the outstanding principal balance thereof. Interest shall begin to accrue on the Construction Principal on the date Landlord pays such amount toward the cost of the Tenant Improvements. In any event, the entire outstanding balance of the Construction Principal plus all accrued and unpaid interest thereon shall be due and payable in full on the first day of the fortieth (40th) full month of the Lease Term. Tenant acknowledges and agrees that the payment of Construction Rent by Tenant represents a reimbursement to Landlord of additional costs and expenses Landlord will incur in connection with the preparation of the Premises for Tenant's occupancy. Therefore, if Tenant shall default upon any obligation on its part to be performed or observed under the Lease (including, without limitation, the obligation to pay Construction Rent) or if the Lease Term shall be terminated prior to first day of the fortieth (40th) full month of the Lease Term for any reason whatsoever other than a termination by Landlord pursuant to Paragraph
4.9 as a result of a casualty, then the entire unpaid amount of the Construction Principal and all accrued and unpaid interest thereon shall become immediately due and payable on demand by Landlord. Landlord's right to demand said entire amount of Construction Principal shall be in addition to all other rights and remedies which Landlord shall have by reason of any default by Tenant under the Lease, and Tenant shall not be entitled to any credit or reduction in said Construction Principal based upon the amounts collected by Landlord from reletting of the Premises after default by Tenant. Notwithstanding anything to the contrary herein contained, in no event and under no circumstances shall there be any abatement of any Construction Rent under the Lease. If this Lease is terminated by Landlord pursuant to Paragraph
4.9 as a result of a casualty, Tenant shall remain liable for all Construction Rent due and payable through the effective date of termination plus all accrued and unpaid interest on the Construction Principal through such date of termination, but in such case Tenant shall have no obligation to pay the unpaid balance of the Construction Principal remaining after payment of all Construction Rent through the effective date of termination. No decision of Tenant not to exercise its early termination right pursuant to Paragraph 2.2.3 hereof or any extension of the Lease Term or renewal of the Lease shall cause extension of the term of repayment of the Construction Principal.

         2.5.2 All Tenant Improvements, regardless of which party constructed or paid for them, shall become the property of Landlord and shall remain upon and be surrendered with the Premises upon the expiration or earlier termination of this Lease; provided that, if Landlord approves any change order(s) to the Plans and Specifications, then at Landlord's election and upon notice to Tenant, Tenant shall be required to remove all or any portion of the Tenant Improvements (including Telecommunication Facilities) included in or affected by such change order(s) upon the expiration or earlier termination of this Lease. Notwithstanding the foregoing, if Tenant's submission of any change order to Landlord for approval is accompanied by a written request that Landlord identify any Tenant Improvements included in or affected by such change order that Landlord may require Tenant to remove upon the expiration or earlier termination of the Lease, Landlord shall identify such Tenant Improvements (if any) by notice to Tenant given at the time of Landlord's approval of the change order.

2.6      LEASE MEMORANDUM.

         2.6.1 Contemporaneously with Substantial Completion, Landlord shall prepare and submit to the Tenant a Lease Memorandum in the form of Exhibit D, completed in good faith by Landlord, and executed by Landlord. The information inserted on the Lease Memorandum shall be controlling and conclusive and shall prevail over any inconsistent provision in this Lease on (a) the mutual execution of the Lease Memorandum by Landlord and Tenant or (b) the lapse of fourteen (14) days following delivery of the Lease Memorandum to Tenant without Tenant delivering to Landlord a written objection to all or part of the information in the Lease Memorandum. If Tenant does object in good faith to any information set forth in the Lease Memorandum, it shall execute the Lease Memorandum subject to its specifically-stated, written objections. Tenant must explain the reasons for its objections in reasonable detail. That portion of the Lease Memorandum to which no objection was made shall be conclusive and controlling. Pending resolution of any dispute by agreement or a final determination by a court of competent jurisdiction in accordance with this Lease, Landlord's information as inserted in the Lease Memorandum shall be utilized subject to any later adjustment agreed or found to be appropriate. Tenant's refusal or failure to execute a Lease Memorandum shall neither prevent nor delay the occurrence of the Commencement Date. In no event shall the Lease Memorandum be recorded.

         2.6.2 The parties agree not to place this Lease of record but each party shall, at the request of the other, execute and acknowledge so that the same may be recorded a notice of lease complying with applicable law ("Notice of Lease"), indicating the Lease Term, but omitting rent and other terms, and place in escrow a termination of such Notice of Lease (if Tenant fails to execute and deliver such termination of Notice of Lease, Landlord is hereby authorized to execute such document on behalf of Tenant as Tenant's duly authorized irrevocable agent and attorney-in-fact); provided, however, that the failure to record said Notice of Lease shall not affect or impair the validity and effectiveness of this Lease. Tenant shall pay all costs, taxes, fees and other expenses in connection with or prerequisite to recording the Notice of Lease and discharging same from record.

2.7      USE AND CONDUCT OF BUSINESS.

         2.7.1 The Premises are to be used only for the Permitted Uses, and for no other business or purpose without the prior consent of Landlord. Landlord makes no representation or warranty as to the suitability of the Premises or the Furniture for Tenant's intended use. Tenant shall, at its own cost and expense, obtain and maintain any and all licenses, permits, and approvals necessary or appropriate for its use, occupation and operation of the Premises for the Permitted Uses. Tenant's inability to obtain or maintain any such license, permit or approval necessary or appropriate for its use, occupation or operation of the Premises shall not relieve it of its obligations under this Lease, including the obligation to pay Base Rent and Additional Rent.

         2.7.2 No act shall be done in or about the Premises that is unlawful or that will increase the existing rate of insurance on any or all of the Land or Building. Tenant shall not commit or allow to be committed or exist: (a) any waste upon the Premises, (b) any public or private nuisance, or (c) any act or condition which disturbs the quiet enjoyment of any other tenant in the Building, violates any of Landlord's contracts affecting any or all of the Land or Building (provided Tenant has knowledge of such contracts), creates or contributes to any work stoppage, strike, picketing, labor disruption or dispute, interferes in any material way with the business of Landlord or any other tenant in the Building or with the rights or privileges of any contractors, subcontractors, licensees, agents, concessionaires, subtenants, servants, employees, customers, guests, invitees or visitors or any other persons lawfully in and upon the Land or Building, or causes any impairment or reduction of the good will or reputation of the Land or Building.

         2.7.3 Tenant shall not, without the prior consent of Landlord, use any apparatus, machinery, device or equipment in or about the Premises which will cause any substantial noise or vibration or any increase in the normal consumption level of electric power. If any of Tenant's apparatus, machinery, devices or equipment should disturb the quiet enjoyment of any other tenant in the Building, then Tenant shall provide, at its sole cost and expense, adequate insulation or take other such action, including removing such apparatus, machinery, devices or equipment, as may be necessary to eliminate the disturbance. No food or beverage dispensing machines shall be installed by Tenant in the Premises without the prior written consent of Landlord.

2.8 COMPLIANCE WITH GOVERNMENTAL REQUIREMENTS AND RULES AND REGULATIONS. Tenant shall comply with all Governmental Requirements and Restrictions relating to its use, occupancy and operation of the Premises and shall observe such reasonable rules and regulations as may be adopted and published by Landlord from time to time for the safety, care and cleanliness of the Premises and the Building, and for the preservation of good order in the Building and for the administration and management of the Building. Current Rules and Regulations are attached to this Lease as Exhibit E. To the best of Landlord's actual knowledge, the Restrictions do not prohibit use of the Premises for general office purposes. Notwithstanding the foregoing, Tenant shall not be responsible for compliance with any Governmental Requirements (except for Tenant's Pro Rata Share of Operating Expenses) requiring structural repairs or modifications to the Building unless any of such repairs or modifications are required (a) due to Tenant's work, alterations, or repairs in the Premises or Tenant's particular manner of use of the Premises, or (b) due to the act or negligence of any of the Tenant or Tenant's Agents. Except for any repairs or modifications required (x) due to Tenant's work, alterations, or repairs in the Premises or Tenant's particular manner of use of the Premises, or (y) due to the act or negligence of any of the Tenant or Tenant's Agents, Landlord shall be responsible for maintaining the structural elements of the Building.

   SECTION 3: BASE RENT, ADDITIONAL RENT AND OTHER SUMS PAYABLE UNDER LEASE
   ------------------------------------------------------------------------

3.1 PAYMENT OF RENTAL. Tenant agrees to pay Base Rent, Additional Rent and any other sum due under this Lease to Landlord without demand, deduction, credit, adjustment or offset of any kind or nature, in lawful money of the United States when due under this Lease, at the offices of Manager at Manager's Address, or to such other party or at such other place as Landlord may from time to time designate in writing.

3.2 BASE RENT. On execution of this Lease, Tenant shall pay to Landlord the amount specified in the definition of Prepaid Rent for the month specified in the definition of that term. Tenant agrees to pay the monthly installments of Base Rent to Landlord, without demand and in advance, on or before the first day of each calendar month of the Lease Term. The monthly Base Rent installment for any partial month at the beginning or end of the Lease Term shall be prorated. Base Rent for any partial month at the beginning of the Lease Term shall be paid by Tenant on the Commencement Date.

3.3      LEASE SECURITY PROVISIONS.

         3.3.1 On execution of this Lease, as security for the full and faithful payment of all sums due under this Lease and the full and faithful performance of every covenant and condition of this Lease to be performed by Tenant, Tenant shall deliver a letter of credit in the amount of Forty Thousand Eight Hundred One and 74/100 Dollars ($40,801.74) in favor of Landlord. The letter of credit initially delivered pursuant to this paragraph and all substitutions, replacements and renewals of it, must be consistent with and shall satisfy all the requirements in the letter of credit criteria set forth on Exhibit F hereto. The term "Letter of Credit" shall mean and refer to a letter of credit conforming to this subparagraph. If a Letter of Credit has not been delivered to and accepted by Landlord on or before the full execution of this Lease, at Landlord's election, the failure to deliver such Letter of Credit may be treated by Landlord (a) as a condition subsequent to the effectiveness of this Lease such that this Lease shall be voidable by Landlord by notice to Tenant at any time prior to Landlord's receipt of the Letter of Credit or (b) as Tenant Delay and an Event of Default. If Landlord elects to treat the failure to deliver the Letter of Credit on execution of this Lease as an Event of Default, Landlord may pursue all available rights and remedies, including the right to specific performance and the right to attach assets of Tenant. Pending delivery of the Letter of Credit, Landlord also may defer contracting for Tenant Improvements and/or suspend work on same.

         3.3.2 Landlord may draw on the Letter of Credit, in whole or in part at Landlord's election, without advance notice to Tenant at any time or from time to time on or after (a) the occurrence of any Event of Default, (b) if Tenant, or anyone in possession of the Leased Premises through Tenant, holds over without Landlord's prior written consent after the expiration or earlier termination of this Lease, (c) Landlord is given notice by the issuer of the Letter of Credit that it is terminating the Letter of Credit, (d) a confirming bank gives notice to Landlord that it will cease to act in that capacity, (e) the Letter of Credit expires on a specified date by its terms and is not renewed or replaced at least forty-five (45) days in advance of its expiration date or (f) to the extent permitted by law, in the event any bankruptcy, insolvency, reorganization or any other debtor creditor proceeding is instituted by or against Tenant.

         3.3.3 Landlord may apply any sum drawn on the Letter of Credit to amounts owing to Landlord under this Lease in such order and priority as Landlord elects in its absolute discretion. If any of the proceeds drawn on the Letter of Credit are not applied immediately to sums owing to Landlord under this Lease, Landlord may retain any such excess proceeds as a cash Lease Security Deposit for application, at Landlord's election, to future sums owing to Landlord under this Lease, in such order and priority as Landlord elects in its absolute discretion. Tenant shall, within fifteen (15) days after Landlord's demand, restore the amount of the Letter of Credit drawn so that the Letter of Credit is restored to the original amount of the Letter of Credit. If Tenant does not restore the Letter of Credit to its original amount within the required time period, such non-restoration shall be considered an Event of Default.

         3.3.4 Additionally, Landlord's draw and application of all or any portion of the proceeds of the Letter of Credit shall not impair any other rights or remedies provided under this Lease or under applicable law and shall not be construed as a payment of liquidated damages. If Tenant shall have fully complied with all of the covenants and conditions of this Lease, the Letter of Credit shall be returned to Tenant or, if Landlord has drawn on the Letter of Credit, the remaining proceeds of the Letter of Credit which are in excess of sums due the Landlord shall be repaid to Tenant, without interest, within thirty (30) Business Days after the expiration or termination of the Lease Term and delivery of possession of the Leased Premises to Landlord in accordance with this Lease.

         3.3.5 On any request by Landlord made during the Lease Term, Tenant shall cooperate in accomplishing any reasonable modification of the Letter of Credit requested by Landlord. If the Letter of Credit should be lost, mutilated, stolen or destroyed, Tenant shall cooperate in obtaining the issuance of a replacement.

         3.3.6 Tenant shall not assign or grant any security interest in the Letter of Credit and any attempt to do so shall be void and of no effect.

         3.3.7 In the event of a sale or transfer of Landlord's estate or interest in the Land and Building, Landlord shall have the right to transfer the Letter of Credit to the vendee or the transferee, Tenant shall pay any transfer fees charged by the issuing bank and Landlord shall thereafter be considered released by Tenant from all liability for the return of the Letter of Credit. Tenant shall cooperate in effecting such transfer.

         3.3.8 No mortgagee or purchaser of any or all of the Building at any foreclosure proceeding brought under the provisions of any mortgage shall (regardless of whether the Lease is at the time in question subordinated to the lien of any mortgage) be liable to Tenant or any other person for any or all amounts drawn against the Letter of Credit or any other or additional lease security deposit or other payment made by Tenant under the provisions of this Lease), unless Landlord has actually delivered it in cash to such mortgagee or purchaser, as the case may be.

3.4 ADDITIONAL RENT. Definitions of certain terms used in this paragraph are set forth in the last subparagraph of this paragraph entitled "Additional Rent". Tenant agrees to pay to Landlord additional rent as computed in this paragraph (individually and collectively the "Additional Rent"):

         3.4.1 ESTIMATED OPERATING COSTS. Tenant shall pay to Landlord as Additional Rent one-twelfth (1/12) of the amount, if any, by which the Estimated Operating Costs Allocable to the Premises exceeds the Base Amount Allocable to the Premises. This sum shall be paid in advance on or before the first day of each calendar month of the Lease Term after the Base Year. Landlord shall furnish Tenant a written statement of Estimated Operating Costs Allocable to the Premises in advance of the commencement of each Year. If such written statement is furnished after the commencement of the Year, Tenant shall also make a retroactive lump-sum payment to Landlord equal to the monthly payment amount multiplied by the number of months during the Year for which no payment was paid. Notwithstanding the foregoing, Landlord reserves the right, from time to time during each Year, to revise the Estimated Operating Costs Allocable to the Premises and upon notice to Tenant of such revision, Tenant shall adjust its payment to Landlord under this subparagraph
3.4.1 accordingly.

         3.4.2 ACTUAL COSTS. After the close of each Year, Landlord shall deliver to Tenant a written statement setting forth the Operating Costs Allocable to the Premises during the preceding Year. If such Operating Costs Allocable to the Premises for any Year exceed the Estimated Operating Costs Allocable to the Premises paid by Tenant to Landlord pursuant to subparagraph
3.4.1 for such Year, Tenant shall pay the amount of such excess to Landlord within twenty (20) Business Days after receipt of such statement by Tenant. If such statement shows the Operating Costs Allocable to the Premises to be less than the Estimated Operating Costs Allocable to the Premises paid by Tenant to Landlord pursuant to subparagraph 3.4.1, then the amount of such overpayment shall be paid by Landlord to Tenant within twenty (20) Business Days following the date of such statement or, at Landlord's option, shall be credited towards the installment(s) of Additional Rent next coming due from Tenant.

         3.4.3 DETERMINATION. The determination of Operating Costs Allocable to the Premises shall be made by Landlord in accordance with the terms hereof.

         3.4.4 OPERATING COST AUDIT. Landlord shall maintain records concerning estimated and actual Operating Costs Allocable to the Premises for no less than twelve (12) months following the period covered by the statement or statements furnished Tenant, after which time Landlord may dispose of such records. Provided that Tenant is not then in default of its obligation to pay Base Rent, Additional Rent or other payments required to be made by it under this Lease and provided that Tenant is not otherwise in default under this Lease, Tenant may, at Tenant's sole cost and expense, cause a Qualified
Person (defined below) to inspect Landlord's records at the location where such records are maintained by or on behalf of Landlord. Such inspection, if any, shall be conducted no more than once each Year, during Landlord's normal business hours within ninety (90) calendar days after receipt of Landlord's written statement of Operating Costs Allocable to the Premises for the previous year, upon first furnishing Landlord at least twenty (20) calendar days prior written notice. Any errors disclosed by the review and certified to Landlord by the Qualified Person which conducted such review shall be promptly corrected by Landlord; provided, however, that if Landlord disagrees with any such claimed errors, Landlord shall have the right to cause another review to be made by an auditor of Landlord's choice. In the event the results of the review of records (taking into account, if applicable, the results of any additional review caused by Landlord) reveal that Tenant has overpaid obligations for a preceding period, the amount of such overpayment shall be credited against Tenant's subsequent installment of Base Rent, Additional Rent or other payments due to Landlord under the Lease. In the event that such results show that Tenant has underpaid its obligations for a preceding period, the amount of such underpayment shall be paid by Tenant to Landlord with the next succeeding installment obligation of Estimated Operating Costs (net of Insurance and Property Taxes) Allocable to the Premises.

         3.4.5 END OF TERM. If this Lease shall terminate on a day other than the last day of a Year, (a) Landlord shall estimate the Operating Costs Allocable to the Premises and Property Taxes Allocable to the Premises for such Year predicated on the most recent reliable information available to Landlord; (b) the amount determined under clause (a) of this sentence shall be prorated by multiplying such amount by a fraction, the numerator of which is the number of days within the Lease Term in such Year and the denominator of which is 365; (c) the Operating Costs Base Amount Allocable to the Premises shall be prorated in the manner described in clause (b); (d) the clause (c) amount (i.e., the prorated Operating Costs Base Amount Allocable to the Premises) shall be deducted from the clause (b) amount (i.e., the prorated Operating Costs Allocable to the Premises); (e) if the clause (d) amount exceeds the Estimated Operating Costs Allocable to the Premises paid by Tenant for the last Year in the Lease Term, then Tenant shall pay the excess to Landlord within ten (10) Business Days after Landlord's delivery to Tenant of a statement for such excess; and (f) if the Estimated Operating Costs Allocable to the Premises paid by Tenant for the last Year in the Lease Term exceeds the clause (d) amount, then Landlord shall refund to Tenant the excess within the ten (10) Business Day period described in clause (e) if Tenant is not then in default of any of its obligations under this Lease. Landlord's and Tenant's obligations under this paragraph shall survive the expiration or other termination of this Lease.

         3.4.6 DEFINITIONS. Each underlined term in this subparagraph shall have the meaning set forth next to that underlined term:

         OPERATING COSTS BASE AMOUNT ALLOCABLE TO THE PREMISES: The Operating Costs Allocable to the Premises for the year beginning January 1, 2004 and ending December 31, 2004 (the "Base Year").

         ESTIMATED OPERATING COSTS ALLOCABLE TO THE PREMISES: Landlord's written estimate of Operating Costs Allocable to the Premises for a Year to be given by Landlord to Tenant pursuant to subparagraph 3.4.1.

         OPERATING COSTS (NET OF PROPERTY TAXES): All expenses paid or incurred by Landlord for maintaining, operating, owning and repairing any or all of the Land, Building, Premises, related improvements, and the personal property used in conjunction with such Land, Building, Premises and related improvements, except for Property Taxes. Included are all expenses paid or incurred by Landlord for: (a) utilities, including electricity, water, gas, sewers, fire sprinkler charges, refuse collection, Telecommunication Services, cable television, steam, heat, cooling or any other similar service and which are not payable directly by tenants in the Building; (b) supplies; (c) cleaning, painting and janitorial services (including window washing), landscaping and landscaping maintenance (including irrigating, trimming, mowing, fertilizing, seeding and replacing plants), snow removal and other services; (d) security services, if any; (e) insurance premiums and applicable insurance deductible payments by Landlord (which deductible shall not exceed Twenty-Five Thousand Dollars ($25,000,00), except in the case of earthquake insurance where the deductible shall not exceed Fifty Thousand Dollars ($50,000.00)); (f) management fees not exceeding prevailing market rates for comparable first class properties in the greater Burlington, Massachusetts area (and, for purposes hereof, Tenant shall have the burden of proving the extent (if any) to which such fees are in excess of such market rates); (g) compensation (including employment taxes and fringe benefits) of all persons and business organizations who perform duties in connection with any service, repair, maintenance, replacement or improvement or other work included in this subparagraph; (h) license, permit and inspection fees; (i) assessments and special assessments due to deed restrictions, declarations or owners associations or other means of allocating costs of a larger tract of which the Land is a part; (j) rental of any machinery or equipment; (k) audit fees and accounting services related to the Building, and charges for the computation of the rents and charges payable by tenants in the Building (but only to the extent the cost of such fees and services are in addition to the cost of the management fee); (l) the cost of repairs or replacements; (m) charges under maintenance and service contracts; (n) legal fees and other expenses of legal or other dispute resolution proceedings, other than legal fees incurred by Landlord in connection with the leasing of the Building or the enforcement of tenant leases; (o) maintenance and repair of the roof and roof membranes, (p) costs incurred by Landlord for compliance with any and all Governmental Requirements, including Access Laws, but excluding any cost attributable to the Building's not being in compliance with such Governmental Requirements in effect on the date hereof; (q) costs incurred by Landlord to increase the efficiency of any electrical, mechanical or other system servicing the Building or the Land; (r) elevator service and repair, if any; (s) business taxes and license fees; (t) an appropriate share of the cost of operating, maintaining, repairing and replacing any common areas and facilities made available to Tenant which are not located on the Land but are located within the Park, which common areas and facilities may include, without limitation, any exercise facility now or hereafter located in the Park, which costs shall be allocated to all buildings in the Park on a pro rata basis based upon each such building's total rentable square footage; (u) an appropriate share of the cost of maintaining and repairing any monument and/or other signage for the Park, which costs shall be allocated to all buildings in the Park on a pro rata basis based upon each such building's total rentable square footage;
         (v) any other expense or charge which in accordance with generally accepted accounting and management principles would be considered an expense of maintaining, operating, owning or repairing the Building; and (w) the amortization of costs of capital improvements in accordance with the next sentence. Costs associated with capital improvements installed or constructed by Landlord other than in the initial construction of the Building, whether such were constructed or installed before or after the Commencement Date, shall be amortized with interest return at the Prime Rate plus two (2) percentage points over the estimated useful life of the capital improvement as determined by Landlord and the annual amortization of principal and interest attributable to the Lease Term shall be an Operating Cost. The capital improvements referred to in the previous sentence shall include: replacement of roof structure and roof membranes; exterior painting; parking area resurfacing, resealing and restriping parking areas and driveways and upgrading Building common systems and facilities (including HVAC systems, and if owned by Landlord, Telecommunication Facilities), but shall not include the initial cost of construction of any addition hereafter made to the Building or the initial cost of construction of any additional building not currently on the Land.

         EXCLUSIONS FROM OPERATING COSTS: Operating Costs shall not include any of the following: ground rent; interest and amortization of funds borrowed by Landlord for items other than capital improvements provided for in the definition of Operating Costs (net of Property Taxes) or elsewhere in this Lease; leasing commissions and advertising and space planning expenses incurred in procuring tenants; and salaries, wages, or other compensation paid to officers or executives of Landlord in their capacities as officers and executives; costs incurred by Landlord for repair or restoration in the case of a casualty or taking to the extent that Landlord is reimbursed by insurance or condemnation proceeds; costs incurred by Landlord for repair to the extent that Landlord is reimbursed by a third party pursuant to any applicable warranty; repair and related costs, including permit, license and inspection costs incurred with respect to the installation of improvements made for other tenants or occupants or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for other tenants or occupants; and any penalty incurred by Landlord due to Landlord's violation of any Governmental Requirement, unless such violation is due to the act or neglect of any third party.

         GROSS-UP PROVISION: If less than ninety-five percent (95%) of the net rentable area of the Building is occupied by tenants at all times during any Year (including the Base Year), then Operating Costs for such Year may include all additional costs and expenses that Landlord reasonably determines would have been incurred had ninety-five percent (95%) of the Building been occupied at all times during such Year by tenants.

         OPERATING COSTS ALLOCABLE TO THE PREMISES: The product of Tenant's Pro Rata Share times Operating Costs (net of Property Taxes).

         PROPERTY TAX BASE AMOUNT: Tenant's Pro Rata Share of the Property Taxes payable for the fiscal tax year 2004 (beginning July 1, 2003 and ending June 30, 2004).

         PROPERTY TAXES ALLOCABLE TO THE PREMISES: Tenant's Pro Rata Share of Property Taxes.

         QUALIFIED PERSON: An accountant or other person experienced in accounting for income and expenses of industrial projects, who is engaged solely by Tenant on terms which do not entail any compensation based or measured in any way upon any savings in Additional Rent or reduction in Operating Costs Allocable to the Premises achieved through the inspection process described in this subparagraph.

         3.4.7 PROPERTY TAX ESCALATION. In addition to the payments required by the previous subparagraphs of this paragraph, Tenant shall pay as Additional Rent to Landlord one-twelfth (1/12) of the amount, if any, by which
(a) Landlord's estimate of the Property Taxes Allocable to the Premises for the current tax year exceeds the Property Tax Base Amount. This sum shall be paid in advance on or before the first day of each calendar month of the Lease Term. After the close of each tax year during the Lease Term, Landlord shall deliver to Tenant a written statement setting forth (1) the actual Property Taxes Allocable to the Premises for the preceding tax year, (2) the difference between the amount referred to in clause (1) and the Property Tax Base Amount and (3) the differential between the amount referred to in clause (2) and the sum of the tentative monthly payments toward such amount made by Tenant. If the differential referred to in clause (3) of the previous sentence represents an underpayment by Tenant, such differential shall be paid to Landlord within twenty (20) Business Days after delivery of Landlord's written statement to Tenant; if such differential represents an overpayment by Tenant, Landlord shall, at its option, either credit such overpayment to the installment(s) of Additional Rent next coming due from Tenant or refund such overpayment to Tenant within twenty (20) Business Days after Tenant's concurrence in the amount due as a refund. If the Lease Term begins or ends on a day other than the beginning or end of a tax year, the amount due as described in clause (2) of this subparagraph shall be prorated on a per diem basis with reference to the tax year. The provisions of this subparagraph shall survive the expiration or other termination of this Lease.

         3.4.8 TENANT'S COSTS. Tenant agrees to reimburse or pay Landlord within twenty (20) Business Days after invoice from Landlord for (a) any cleaning expenses incurred by Landlord, including carpet cleaning, garbage and trash removal expenses, over and above the normal cleaning provided by Landlord, if any, or due to the presence of a lunchroom or kitchen or food or beverage dispensing machines within the Premises, (b) any expense incurred by Landlord for usage in the Premises of heating, ventilating and air conditioning services, elevator services, electricity, water, janitorial services, or any other services or utilities over and above the normal usage for the Premises as determined by Landlord in good faith, provided that Landlord shall use reasonable good faith efforts to charge other tenants of the Building for their usage of such items above the normal usage for their respective premises as determined by Landlord in good faith (but only if and to the extent Landlord has the right to do so under the leases of such tenant(s)), (c) any expense incurred by Landlord relating to or arising out of the usage by Tenant or Tenant's Agents of the public or common areas of the Building or Land, or any of the equipment contained therein, which usage is over and above the normal usage for such public or common areas or equipment, and (d) any other direct expense incurred by Landlord on Tenant's behalf. Landlord reserves the right to install and activate separate metering of electricity, water or other utilities to the Premises, and Tenant agrees to reimburse or pay Landlord within twenty (20) Business Days after invoice from Landlord for all costs of such separate metering, in which case the Operating Costs Base Amount Allocable to the Premises and Operating Costs shall be adjusted accordingly.

         3.4.9 PAYMENTS DEEMED ADDITIONAL RENT. Any sums payable under this Lease pursuant to this paragraph or otherwise shall be Additional Rent and, in the event of nonpayment of such sums, Landlord shall have the same rights and remedies with respect to such nonpayment as it has with respect to nonpayment of the Base Rent due under this Lease.

3.5      UTILITIES

         3.5.1 Landlord shall have the right from time to time to select the company or companies providing electricity, gas, fuel, one or more categories of Telecommunication Services and any other utility services to the Building. With the exception of water, sewer, electricity and HVAC, Tenant shall contract directly and pay for all utilities used on or from the Premises together with any taxes, penalties, surcharges or similar charges relating to such utilities. If any such service is not separately metered to the Premises or is not otherwise separately accounted for and billed to Tenant, the cost therefor shall be an Operating Cost under this Lease, provided that the cost of electric current for lights and convenience outlets shall be billed by Landlord to Tenant separately from, and in addition to, Operating Costs. Landlord estimates that the present cost of electric current for lights and convenience outlets (exclusive of any other purposes) shall be One Dollar ($1.00) per rentable square foot. Landlord makes no warranty or representation that such cost will not increase during the Lease Term due to increases in electric rates and/or electricity consumption, as the case may be.

         3.5.2 Tenant acknowledges that space on the Building rooftop and in Building risers, equipment rooms and equipment closets is limited. If Tenant requires Telecommunication Services for the Premises other than from the provider or providers of Telecommunication Services selected by Landlord and whose Telecommunication Facilities are installed in or about the Building or on the rooftop of the Building, provision for alternate or supplemental Telecommunication Services or Telecommunication Facilities has been made in a license agreement accompanying and made part of this Lease. Unless otherwise required by law, neither Tenant, nor a provider of Telecommunication Services to Tenant, in the future shall be entitled to locate or install Telecommunication Facilities in, on or about the Building without (a) first obtaining Landlord's advance, written consent (given in its absolute discretion) and (b) the advance execution by Landlord and Tenant of a satisfactory agreement granting a license to Tenant for such purposes and setting forth the scope, the additional rent, if any, royalties and the other terms and conditions of that license, and (c) Tenant negotiating and obtaining the right, if any is required, to bring such Telecommunication Facilities across public or private property to an approved entry point to the Building. The agreement referred to in clause (b) of the previous sentence shall be incorporated in and become part of this Lease. Any future application by Tenant for permission to locate or install Telecommunication Facilities shall
(1) be in such form and shall be accompanied by such supporting information as the Landlord may require, (2) be subject to such procedures, regulations and controls as the Landlord may specify and (3) be accompanied by such payment as the Landlord may reasonably request to reimburse Landlord for its costs of evaluating and processing the application and in negotiating and preparing the agreement described earlier in this subparagraph.

         3.5.3 Landlord shall in no case be liable or in any way be responsible for damages or loss to Tenant arising from the failure of, diminution of or interruption in electrical power, natural gas, fuel, Telecommunication Services, sewer, water, or garbage collection services, other utility service or building service of any kind to the Premises, unless such interruption in, deprivation of or reduction of any such service was caused by the negligence or willful misconduct of Landlord, its agents or contractors or by a failure in facilities, equipment or systems in the Landlord's ownership. To the extent that Landlord bears any responsibility for any such interruption, deprivation or reduction in utility or building services to the Premises, Landlord's responsibility and Tenant's remedy shall be limited to an abatement in Base Rent for the period beginning with (a) the day which is five (5) Business Days after the date on which Tenant delivers notice to Landlord of such interruption, deprivation or reduction and that Tenant is being deprived of all reasonable use of the Premises and ending on
(b) the date such interruption, deprivation or reduction which is Landlord's responsibility is not causing Tenant to be deprived of all reasonable use of the Premises.

         3.5.4 HVAC service shall be provided to the Premises Monday through Friday (excluding holidays) from 8:00 a.m. to 6:00 p.m. and Saturdays (excluding holidays) from 8:00 a.m. to 12:00 noon. If Tenant shall require after-hours HVAC, Tenant may request such service by notifying Landlord's Manager not later than 11:00 a.m. of the day prior to the day on which such after-hours service shall be needed, and not later than 2:00 p.m. on the Thursday preceding any weekend for which such after-hours service shall be needed reasonably estimating the number of hours required for such after-hours service. Tenant shall pay for such additional HVAC service at Landlord's hourly rate in effect from time to time (which as of the date hereof is $37.00 per hour April through September and $31.00 per hour October through March) and shall pay all charges therefor when and as billed by Landlord. Such charges shall be deemed Additional Rent under the Lease.

3.6 HOLDOVER. Tenant is not authorized to hold over beyond the expiration or earlier termination of the Lease Term. If Landlord consents to a holdover and no other agreement is reached between Tenant and Landlord concerning the duration and terms of the Holdover, Tenant's holdover shall be a month-to-month tenancy. During such tenancy, Tenant shall pay to Landlord one hundred fifty percent (150%) of the rate of Base Rent in effect on the expiration or termination of the Lease Term plus all Additional Rent and other sums payable under this Lease, and shall be bound by all of the other covenants and conditions specified in this Lease, so far as applicable. If the Landlord does not consent to the Tenant's remaining in possession, Landlord shall have all the rights and remedies provided for by law and this Lease, including the right to recover consequential damages suffered by Landlord in the event of Tenant's wrongful refusal to relinquish possession of the Premises. The Base Rent applicable for the period that

Tenant wrongfully remains in possession shall in be increased to one hundred fifty percent (150%) of the rate of Base Rent in effect on the expiration or termination of the Lease Term.

3.7 LATE CHARGE: If Tenant fails to make any payment of Base Rent, Additional Rent or other amount within five (5) Business Days of when due under this Lease, a late charge is immediately due and payable by Tenant equal to five percent (5%) of the amount of any such payment. Landlord and Tenant agree that this charge compensates Landlord for the administrative costs caused by the delinquency. The parties agree that Landlord's damage would be difficult to compute and the amount stated in this paragraph represents a reasonable estimate of such damage. Assessment or payment of the late charge contemplated in this paragraph shall not excuse or cure any Event of Default or breach by Tenant under this Lease or impair any other right or remedy provided under this Lease or under law.

3.8 DEFAULT RATE. Any Base Rent, Additional Rent or other sum payable under this Lease which is not paid when due shall bear interest at a rate equal to the lesser of: (a) the published prime or reference rate of Riggs Bank N.A., or such other national banking institution designated by Landlord if such bank ceases to publish such rate (the "Prime Rate"), then in effect, plus four (4) percentage points, or (b) the maximum rate of interest per annum permitted by applicable law (the "Default Rate"), but the payment of such interest shall not excuse or cure any Event of Default or breach by Tenant under this Lease or impair any other right or remedy provided under this Lease or under law.

                 SECTION 4: MANAGEMENT AND LEASING PROVISIONS
                 --------------------------------------------

4.1      MAINTENANCE AND REPAIR BY LANDLORD.

         4.1.1 Subject to the paragraphs captioned "Damage or Destruction" and "Condemnation", Landlord shall maintain the public and common areas of the Building in reasonably good order and condition subject to reasonable wear and tear. Landlord also shall maintain all base building mechanical systems serving the common areas of the Building and the Premises (but not any supplementary HVAC or other system exclusively serving the Premises as provided in Paragraph 4.2.2 hereof) in reasonably good order and condition, subject to reasonable wear and tear. Landlord shall make such repairs thereto as become necessary after obtaining actual knowledge of the need for such repairs. Upon request by Tenant, Landlord also shall be responsible for light bulb replacement in the Premises. All repair costs shall be included in Operating Costs, except for (a) damage occasioned by the act or omission of Tenant or Tenant's Agents, which shall be paid for entirely by Tenant upon demand by Landlord, (b) damage occasioned by the act or omission of Landlord or Landlord's Agents, which shall be paid for entirely by Landlord, (c) any property damage definitively proven to have been caused by the negligence or willful misconduct of other tenants of the Building, which shall be charged to such other tenants, and (d)replacement of bulbs in non-standard building lighting fixtures, which shall be paid for entirely by Tenant upon demand by Landlord. In the event any or all of the Building becomes in need of maintenance or repair which Landlord is required to make under this Lease, Tenant shall immediately give written notice to Landlord, and Landlord shall not be obligated in any way to commence such maintenance or repairs until a reasonable time elapses after Landlord's receipt of such notice.

         4.1.2 Landlord shall not be liable by reason of any injury to or interference with Tenant/s business arising from the making of any repairs, alterations, additions or improvements in or to the Premises or the Building or to any appurtenances or equipment therein; provided however, that Landlord agrees to use reasonable efforts to minimize any interference with Tenant's business. The foregoing shall not require Landlord to pay overtime rates to make any such repairs, alterations, additions or improvements. There shall be no abatement of rent because of such repairs, alterations, additions or improvements or because of any delay by Landlord in making the same.

         4.1.3 Landlord shall have no obligation to maintain or repair the Furniture.

4.2      MAINTENANCE AND REPAIR BY TENANT.

         4.2.1 Except as is expressly set forth as Landlord's responsibility pursuant to the paragraph captioned "Maintenance and Repair by Landlord," Tenant shall at Tenant's sole cost and expense keep, clean and maintain the Premises in good condition and repair, subject to reasonable wear and tear, including interior painting, plumbing and utility fixtures and installations, carpets and floor coverings, all interior wall surfaces and coverings (including tile and paneling), interior window replacement (if any), exterior and interior doors, roof penetrations and membranes in connection with any Tenant installations on the roof, and interior preventative maintenance. Tenant also shall at Tenant's sole cost and expense keep clean and maintain the Furniture in good order and condition, subject to reasonable wear and tear.

If Tenant fails to maintain or repair the Premises and/or the Furniture in accordance with this paragraph, then Landlord may, but shall not be required to, enter the Premises upon two (2) Business Days prior written notice to Tenant (or immediately without any notice in the case of an emergency) to perform such maintenance or repair at Tenant's sole cost and expense. Tenant shall pay to Landlord the cost of such maintenance or repair plus a ten percent (10%) administration fee within ten (10) Business Days of written demand from Landlord.

         4.2.2 Without limiting the generality of paragraph 4.2.1 hereof, Tenant shall be responsible at Tenant's sole cost and expense for the maintenance, repair and/or replacement of any special heating, ventilating, air conditioning, plumbing, electrical or other systems and fixtures installed solely to service the Premises, whether installed or paid for by Landlord or Tenant and including, without limitation, any supplemental heating, ventilating, air conditioning equipment included in the Tenant Improvements.

4.3      COMMON AREAS/SECURITY.

         4.3.1 The common areas of the Building shall be subject to Landlord's sole management and control. Without limiting the generality of the immediately preceding sentence, Landlord reserves the exclusive right as it deems necessary or desirable to install, construct, remove, maintain and operate lighting systems, facilities, improvements, equipment, Telecommunication Facilities and signs on, in or to all parts of the common areas; change the number, size, height, layout, or locations of walks, driveways and truckways or parking areas now or later forming a part of the Land or Building; make alterations or additions to the Building or common area; close temporarily all or any portion of the common areas to make repairs, changes or to avoid public dedication; grant easements to which the Land will be subject; replat, subdivide, or make other changes to the Land; place or relocate or cause to be placed or located utility lines and Telecommunication Facilities through, over or under the Land and Building; and use or permit the use of all or any portion of the roof of the Building. Landlord reserves the right to relocate parking areas and driveways (if any) and to build additional improvements in the common areas. Notwithstanding anything to the contrary herein, except in the case of an emergency, Landlord shall not undertake any action which would materially adversely affect Tenant's access to the Premises or materially interfere with or reduce Tenant's parking.

         4.3.2 Landlord has no duty or obligation to provide any security services in, on or around the Premises, Land or Building, and Tenant recognizes that security services, if any, provided by Landlord will be for the sole benefit of Landlord and the protection of Landlord's property and under no circumstances shall Landlord be responsible for, and Tenant waives any rights with respect to, Landlord providing security or other protection for Tenant or Tenant's Agents or property in, on or about the Premises, Land or Building. Subject to Landlord's prior approval, Tenant may, at its sole cost and expense, install, establish and maintain security services within the Premises; provided that, such security services (including any apparatus, facilities, equipment or people utilized in connection with the provision of such security services) comply with the Governmental Requirements and shall not cause the Building to be out of compliance with the Governmental Requirements. Notwithstanding the foregoing, any such security services installed, established or maintained by Tenant must not affect or impact any portion of the Building or the Land other than the Premises and shall not in any way limit or interfere with Landlord's ability to exercise its rights as provided in the paragraph captioned "Access". Tenant's rights under this subparagraph are subject to all the obligations, limitations and requirements as set forth in the paragraphs captioned "Tenant Alterations" and "Tenant's Work Performance".

4.4 TENANT ALTERATIONS. Tenant shall not make any alterations, additions or improvements in or to the Premises, or make changes to locks on doors, or add, disturb or in any way change any floor covering, wall covering, fixtures, plumbing, wiring or Telecommunication Facilities (individually and collectively "Tenant Alterations"), without first obtaining the consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed provided such alterations, additions or improvements are entirely within the Premises and do not impact any structural components of the Building or any building systems. Tenant shall deliver to Landlord full and complete plans and specifications for any proposed Tenant Alterations and, if consent by Landlord is given, all such work shall be performed at Tenant's expense by Landlord or by Tenant at Landlord's election. If Landlord elects to perform such work, Tenant shall have the right to approve the price of any construction contract for such Alteration. Tenant shall pay to Landlord all costs incurred by Landlord for any architecture, engineering, supervisory and/or legal services in connection with any Tenant Alterations, including, without limitation, Landlord's review of the Plans and Specifications. Without limiting the generality of the foregoing, Landlord may require Tenant (if Landlord has elected to require Tenant to perform the Tenant Alterations), at Tenant's sole cost and expense, to obtain and provide Landlord with proof of insurance coverage and a payment and performance bond, in forms, amounts and by companies acceptable to Landlord. Should Tenant make any alterations without Landlord's prior written consent, or without satisfaction of any conditions established by Landlord, Landlord shall have the right, in addition to and without limitation of any right or remedy Landlord may have under this Lease, at law or in equity, to require Tenant to remove some or all of Tenant Alterations, or at Landlord's election, Landlord may remove such Tenant Alterations and restore the Premises at Tenant's expense. Nothing contained in this paragraph or the paragraph captioned "Tenant's Work Performance" shall be deemed a waiver of the provisions of the paragraph captioned "Mechanic's
Liens".

4.5 TENANT'S WORK PERFORMANCE. If Landlord elects to require Tenant to perform the Tenant Alterations, Landlord may, in its absolute discretion, require that Tenant provide a payment and performance bond to cover the entire work to be performed, which bond must be in form, amount and by a company acceptable to Landlord. Notwithstanding the foregoing, Landlord shall not require Tenant to obtain a payment and performance bond if the aggregate cost of the Tenant Alterations (including all related Tenant Alterations which may be part of a larger project or a series of related projects) is less than Twenty-Five Thousand Dollars ($25,000.00). Any Tenant Alterations to be performed under this paragraph shall be performed by contractors employed by Tenant under one or more construction contracts, in form and content approved in advance in writing by Landlord. Approval shall be subject to Landlord's discretion and shall include a requirement that the prime contractor and the respective subcontractors of any tier performing the Tenant Alterations: (a) be parties to, and bound by, a collective bargaining agreement with a labor organization affiliated with the Building and Construction Trades Council of the AFL-CIO applicable to the geographic area in which the Building is located and to the trade or trades in which the work under the contract is to be performed and (b) employ only members of such labor organizations to perform work within their respective jurisdictions. Tenant's contractors, workers and suppliers shall work in harmony with and not interfere with workers or contractors of Landlord or other tenants of Landlord. If Tenant's contractors, workers or suppliers do, in the opinion of Landlord, cause such disharmony or interference, Landlord's consent to the continuation of such work may be withdrawn upon written notice to Tenant. All Tenant Alterations shall be (1) completed in accordance with the plans and specifications approved by Landlord;
(2) completed in accordance with all Governmental Requirements; (3) carried out promptly in a good and workmanlike manner; (4) of all new materials; and (5) free of defect in materials and workmanship. Tenant shall pay for all damage to the Premises, Building and Land caused by Tenant or Tenant's Agents. Tenant shall indemnify, defend and hold harmless Landlord and Landlord's Agents from any Claims arising as a result of the Tenant Alterations or any defect in design, material or workmanship of any Tenant Alterations.

4.6 SURRENDER OF POSSESSION. Tenant shall, at the expiration or earlier termination of this Lease, surrender and deliver the Premises and the Furniture to Landlord in as good condition as when received by Tenant from Landlord or as later improved, reasonable use and wear excepted, and free from all tenancies or occupancies by any person.


4.7 REMOVAL OF PROPERTY. Unless otherwise agreed to in writing by Landlord, Tenant agrees that there are and shall be no trade fixtures in the Premises owned by Tenant. Upon expiration or earlier termination of this Lease, Tenant may remove its personal property, office supplies and office furniture and equipment if (a) such items are readily moveable and are not attached to the Premises; (b) such removal is completed prior to the expiration or earlier termination of this Lease; (c) Tenant is not in default of any covenant or condition of this Lease at the time of such removal; and (d) Tenant immediately repairs all damage caused by or resulting from such removal. All other property in the Premises and any Tenant Alterations (including, wall-to-wall carpeting, paneling, wall covering, lighting fixtures and apparatus or Telecommunication Facilities or any other article affixed to the floor, walls, ceiling or any other part of the Premises or Building) shall become the property of Landlord and shall remain upon and be surrendered with the Premises; provided, however, at Landlord's sole election, Tenant shall be obligated, at its sole cost and expense, to remove all (or such portion as Landlord shall designate) of the Tenant Alterations (including
Telecommunication Facilities, but excluding the Tenant Improvements (the removal of which is governed by Paragraph 2.5.2 hereof)), repair any damages resulting from such removal and return the Premises to the same condition as existed prior to such Tenant Alterations. Notwithstanding the foregoing, if Tenant's submission of its plans and specifications to Landlord for approval of any Tenant Alterations requiring Landlord's approval is accompanied by a written request that Landlord identify any Tenant Alterations that Landlord may require Tenant to remove upon the expiration or earlier termination of this Lease, Landlord shall identify such Tenant Alterations (if any) by notice to Tenant given at the time of Landlord's approval of such Tenant Alterations. Tenant waives all rights to any payment or compensation for such Tenant Alterations (including Telecommunication Facilities). If Tenant shall fail to remove any of its property from the Premises, Building or Land at the expiration or earlier termination of this Lease or when Landlord has the right of re-entry, Landlord may, at its option, remove and store such property at Tenant's expense without liability for loss of or damage to such property, such storage to be for the account and at the expense of Tenant. Tenant shall pay all costs incurred by Landlord within ten
(10) Business Days after demand for such payment. If Tenant fails to pay the cost of storing any such property, Landlord may, at its option, after it has been stored for a period of twenty (20) Business Days or more, sell or permit to be sold, any or all such property at public or private sale (and Landlord may become a purchaser at such sale), in such manner and at such times and places as Landlord in its sole discretion may deem proper, without notice to Tenant, and Landlord shall apply the proceeds of such sale: first, to the cost and expense of such sale, including reasonable attorney's fees actually incurred; second, to the payment of the costs or charges for storing any such property; third, to the payment of any other sums of money which may then be or later become due Landlord from Tenant under this Lease; and, fourth, the balance, if any, to Tenant.

4.8 ACCESS. Tenant shall permit Landlord and Landlord's Agents to enter into the Premises at any time on at least one (1) Business Day's notice (except in case of emergency in which case no notice shall be required), for the purpose of inspecting the same or for the purpose of repairing, altering or improving the Premises or the Building. Nothing contained in this paragraph shall be deemed to impose any obligation upon Landlord not expressly stated elsewhere in this Lease. When reasonably necessary, Landlord may temporarily close Building or Land entrances, Building doors or other facilities, without liability to Tenant by reason of such closure and without such action by Landlord being construed as an eviction of Tenant or as relieving Tenant from the duty of observing or performing any of the provisions of this Lease.
Unless such temporary closure is due to an emergency and/or Governmental Requirements, if such temporary closure lasts longer than one (1) Business
Day, Tenant shall be provided with reasonable alternative access to the Land and/or Building (as applicable). Landlord shall have the right to enter the Premises at any time during the Lease Term that an Event of Default exists and at any time during the last nine (9) months of the Lease Term for the purpose of showing the Premises to prospective tenants and to erect on the Premises a suitable sign indicating the Premises are available. Unless Tenant has previously vacated the Premises in accordance with Paragraph 4.31 hereof, Tenant shall give written notice to Landlord at least twenty (20) Business
Days prior to vacating the Premises at the expiration of the Lease Term and shall arrange to meet with Landlord for a joint inspection of the Premises prior to vacating. If Tenant has previously vacated the Premises in accordance with Paragraph 4.31 hereof, Tenant shall nonetheless contact Landlord and arrange for a joint inspection of the Premises during the last two weeks of the Lease Term. In the event of Tenant's failure to give such notice or arrange such joint inspection, Landlord's inspection at or after Tenant's vacating the Premises shall be conclusively deemed correct for purposes of determining Tenant's responsibility for repairs and restoration. Landlord shall not be liable for the consequences of admitting by passkey, or refusing to admit to the Premises, Tenant or any of Tenant's Agents, or other persons claiming the right of admittance.

4.9 DAMAGE OR DESTRUCTION.

         4.9.1 If the Premises are damaged by fire, earthquake or other casualty, Tenant shall give immediate written notice thereof to Landlord. If Landlord estimates that the damage can be repaired in accordance with the then-existing Governmental Requirements within one hundred-twenty (120) Business Days after Landlord is notified by Tenant of such damage and if there are sufficient insurance proceeds available to repair such damage, then Landlord shall proceed with reasonable diligence to restore the Premises to substantially the condition which existed prior to the damage and this Lease shall not terminate. If, in Landlord's estimation, the damage cannot be repaired within such 120 Business Day period or if there are insufficient insurance proceeds available to repair such damage, Landlord may elect in its absolute discretion to either: (a) terminate this Lease or (b) restore the Premises to substantially the condition which existed prior to the damage and this Lease will continue. If Landlord restores the Premises under this paragraph, then Landlord shall use commercially reasonable efforts to proceed toward completion of the restoration and (1) the Lease Term shall be extended for the time required to complete such restoration, (2) Tenant shall pay to Landlord, upon demand, Tenant's Pro Rata Share of any applicable deductible amount specified under Landlord's insurance, which deductible shall not exceed Twenty-Five Thousand Dollars ($25,000,00) (of which Tenant's Pro Rata Share as of the date of this Lease would be One Thousand Eight Hundred Forty-Two and 50/100 Dollars ($1,842.50)), except in the case of earthquake insurance where the deductible shall not exceed Fifty Thousand Dollars ($50,000.00) (of which Tenant's Pro Rata Share as of the date of this Lease would be Three Thousand Six Hundred Eighty-Five and 00/100 Dollars ($3,685.00)), and (3) notwithstanding anything to the contrary contained herein, Landlord shall not be required to repair or restore, Tenant Alterations (including Telecommunication Facilities), the Furniture or any or all furniture, fixtures, equipment, inventory, improvements or other property which was in or about the Premises at the time of the damage and was not owned by Landlord. In the case of damage to the Premises not caused by the negligence or other tortuous acts of the Tenant which is of a nature or extent that (a) such damage materially interferes with Tenant's use of a portion (but not all) of the Premises (such portion being referred to herein as the "Materially Affected Premises"), Base Rent and Additional Rent otherwise payable hereunder shall be partially abated by the amount thereof allocable to the Materially Affected Premises on a per rentable square foot basis, for the period beginning on the date of such casualty and ending on the earlier of (i) the date that Landlord has substantially completed its repairs to the Materially Affected Premises and (ii) the date that Tenant uses any portion of the Materially Affected Premises for the conduct of its business, and (b) it is impracticable for the Tenant to carry on its business in any of the Premises, all Base Rent and Additional Rent otherwise payable hereunder shall be abated for the period beginning on the date of such casualty and ending on the earlier of (i) the date that Landlord has substantially completed its repairs to the Premises and (ii) the date that Tenant uses any portion of the Premises for the conduct of its business. Except for the abatement of rent if and to the extent provided herein, Tenant agrees to look to the provider of Tenant's insurance for coverage for the loss of Tenant's use of the Premises, the Furniture and any other related losses or damages incurred by Tenant during any reconstruction period. Notwithstanding the foregoing, if the Premises have not been substantially restored to the condition required by Landlord hereunder (subject to Punch List Work) within one (1) year (which date shall be extended one day for each day of delay caused by any act or omission of Tenant and for events of force majeure as contemplated in Paragraph 6.8 hereof), Tenant shall have the right to cancel this Lease upon not less than thirty (30) days written notice given to the Landlord (which notice must be given within ten (10) Business Days after the expiration of said one (1) year period or such right of cancellation shall be deemed waived), provided such cancellation shall be void and this Lease shall continue in full force and effect in the event that the Premises have been substantially restored to the condition required by Landlord hereunder (subject to Punch List Work) within such thirty (30) day period.

         4.9.2 If the Building is damaged by fire, earthquake or other casualty and more than fifty percent (50%) of the Building is rendered untenantable, without regard to whether the Premises are affected by such damage, Landlord may in its absolute discretion and without limiting any other options available to Landlord under this Lease or otherwise, elect to terminate this Lease by notice in writing to Tenant within forty (40) Business Days after the occurrence of such damage if Landlord is also terminating the leases of other tenants in the Building who are similarly situated to Tenant. Such notice shall be effective twenty (20) Business Days after receipt by Tenant unless a later date is set forth in Landlord's notice.

         4.9.3 Notwithstanding anything contained in this Lease to the contrary, if there is damage to the Premises or Building which would cost more than One Hundred Thousand Dollars ($100,000.00) to restore or repair and the holder of any indebtedness secured by a mortgage or deed of trust covering any such property requires that the insurance proceeds be applied to such indebtedness or if the insurance proceeds are otherwise inadequate to complete the repair of the damages to the Premises, the Building or both, then Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within fifteen (15) Business Days after Landlord is notified of such requirement.

         4.9.4 Notwithstanding the foregoing, if the Premises or the Building are wholly or partially damaged or destroyed within the final six (6) months of the Term, to such an extent that the cost of restoration would exceed fifty percent (50%) of the replacement cost of the Premises and/or the Building in its or their entirety at the time such damage or destruction occurs , Landlord may, at its option, elect to terminate this Lease upon written notice to Tenant within thirty (30) days following such damage or destruction. Further, notwithstanding the foregoing, if the Premises are wholly or partially damaged or destroyed within the final six (6) months of the Lease Term to such an extent that the cost of restoration would exceed fifty percent (50%) of the replacement cost of the Premises in its entirety at the time such damage or destruction occurs, then Tenant also may terminate this Lease upon written notice to Landlord within thirty (30) days following such damage or destruction.

4.10 CONDEMNATION. If all of the Premises, or such portions of the Building as may be required for the Tenant's reasonable use of the Premises, are taken by eminent domain or by conveyance in lieu thereof, this Lease shall automatically terminate as of the date the physical taking occurs, and all Base Rent, Additional Rent and other sums payable under this Lease shall be paid to that date. In case of taking of a part of the Premises or a portion of the Building not required for the Tenant's reasonable use of the Premises, then this Lease shall continue in full force and effect and the Base Rent shall be equitably reduced based on the proportion by which the floor area of the Premises is reduced, such reduction in Base Rent to be effective as of the date the physical taking occurs. Additional Rent and all other sums payable under this Lease shall not be abated but Tenant's Pro Rata Share may be redetermined as equitable under the circumstances. Landlord reserves all rights to damages or awards for any taking by eminent domain relating to the Premises, Building, Land and the unexpired term of this Lease. Tenant assigns to Landlord any right Tenant may have to such damages or award and Tenant shall make no claim against Landlord for damages for termination of its leasehold interest or interference with Tenant's business. Tenant shall have the right, however, to claim and recover from the condemning authority compensation for any loss to which Tenant may be entitled for Tenant's moving expenses or other relocation costs; provided that, such expenses or costs may be claimed only if they are awarded separately in the eminent domain proceedings and not as a part of the damages recoverable by Landlord.

4.11 PARKING. Tenant shall have the nonexclusive privilege to use parking spaces on the Land in common with other tenants of Landlord, but only in areas reasonably designated by Landlord and only on a first-come-first-served basis. Tenant's parking privileges shall be subject to the rules and regulations relating to parking reasonably adopted by Landlord from time to time. Landlord shall have the right to grant designated, reserved parking stalls to other tenants in the Building. In no event shall the number of parking stalls used by Tenant and Tenant's Agents exceed the number of stalls allocated to Tenant in the definition of the Parking Ratio, provided, however, that nothing in this sentence shall be deemed to alter the first-come-first-served basis of parking as provided in this paragraph 4.11. Landlord makes no representations or warranties concerning the availability of parking for Tenant's use at any time during the Term. Landlord shall have no obligation whatsoever to monitor or police the use of the parking or other common areas or to maintain the parking ratio stated in this Lease.

4.12     INDEMNIFICATION.

         4.12.1 Tenant shall indemnify, defend and hold harmless Landlord and Landlord's Agents from and against any and all Claims, arising in whole or in part out of (a) the possession, use or occupancy of the Premises or the business conducted in the Premises, (b) any act, omission or negligence of Tenant or Tenant's Agents, or (c) any breach or default under this Lease by Tenant.

         4.12.2 Landlord shall indemnify, defend and hold harmless Tenant and Tenant's Agents from and against any and all Claims, arising in whole or in part our of (a) any act, omission or negligence of Landlord or Landlord's Agents, or (b) any breach or default under this Lease by Landlord.

         4.12.3 Except as specified in subparagraph 4.12.2 above or in the next sentence, neither Landlord nor Landlord's Agents shall, to the extent permitted by law, have any liability to Tenant, or to Tenant's Agents, for
(1) any Claims arising out of any cause whatsoever, including repair to any portion of the Premises; (2) interruption in or interference with the use of the Premises or any equipment therein; (3) any accident or damage resulting from any use or operation by Landlord, Tenant or any person or entity of heating, cooling, electrical, sewerage or plumbing equipment or apparatus or Telecommunication Facilities; (4) termination of this Lease by reason of damage to the Premises or Building; (5) fire, robbery, theft, vandalism, mysterious disappearance or a casualty of any kind or nature; (6) actions of any other tenant of the Building or of any other person or entity; (7) inability to furnish any service required of Landlord as specified in this Lease; or (8) leakage in any part of the Premises or the Building from rain, ice or snow, or from drains, pipes or plumbing fixtures in the Premises or the Building. Landlord shall be responsible only for Claims arising from the items listed in the previous sentence if such items were within Landlord's reasonable control and Landlord was negligent or acted with willful misconduct in failing to repair or maintain the Building as required by this Lease after notice by Tenant as required by the paragraph captioned "Maintenance and Repair by Landlord"; but in no event shall Landlord's responsibility extend to any interruption to Tenant's business or any indirect or consequential losses suffered by Tenant or Tenant's Agents or extend beyond Landlord's responsibility as set forth in the paragraph entitled "Utilities" when that paragraph is applicable. The obligations of this paragraph shall be subject to the paragraph captioned "Waiver of Subrogation".

4.13 TENANT INSURANCE.

         4.13.1 Tenant shall, throughout the Lease Term, at its own expense, keep and maintain in full force and effect the following policies, each of which shall be endorsed as needed to provide that the insurance afforded by these policies is primary and that all insurance carried by Landlord is strictly excess and secondary and shall not contribute with Tenant's liability insurance:
                  (a) A policy of commercial general liability insurance, including a contractual liability endorsement covering Tenant's obligations under the paragraph captioned "Indemnification", insuring against claims of bodily injury and death or property damage or loss with a combined single limit at the Commencement Date of this Lease of not less than Two Million Dollars ($2,000,000.00), which limit, at Landlord's request, shall be reasonably increased during the Lease Term consistent with industry standards to reflect both increases in liability exposure arising from inflation as well as from changing use of the Premises or changing legal liability standards, which policy shall be payable on an "occurrence" rather than a "claims made" basis, and which policy names Landlord, Kennedy Associates Real Estate Counsel, Inc. (Landlord's investment advisor), Riggs Bank, NA, as Trustee of the Multi-Employer Property Trust, a trust organized under 12 C.F.R. Section
9.18 (the beneficiary of the Landlord), Manager and, at Landlord's request, Landlord's mortgage lender(s) and/or trustee(s), as additional insureds;

                  (b) A policy of extended property insurance (which is commonly called "all risk") covering, Tenant Alterations (including Telecommunication Facilities), the Furniture, and any and all furniture, fixtures, equipment, inventory, improvements and other property in or about the Premises which is not owned by Landlord, for one hundred percent (100%) of the then current replacement cost of such property;

                  (c) Business interruption insurance in an amount sufficient to cover costs, damages, lost income, expenses, Base Rent, Additional Rent and all other sums payable under this Lease, should any or all of the Premises not be usable for a period of up to twelve (12) months;

                  (d) A policy or worker's compensation insurance as required by applicable law and employer's liability insurance with limits of no less than One Million Dollars ($1,000,000.00); and

                  (e) A policy of comprehensive automobile liability insurance, including loading and unloading, and covering owned, non-owned and hired vehicles, with limits of no less than One Million Dollars
($1,000,000.00) per occurrence.

         4.13.2 All insurance policies required under this paragraph shall be with companies reasonably approved by Landlord and each policy shall provide that it is not subject to cancellation, lapse or reduction in coverage except after thirty (30) days' written notice to Landlord. Tenant shall deliver to Landlord, Kennedy Associates Real Estate Counsel, Inc., the Manager and, at Landlord's request, any other parties hereunder required to be named as additional insureds, prior to the Commencement Date and from time to time thereafter, certificates evidencing the existence and amounts of all such policies.

         4.13.3 If Tenant fails to acquire or maintain any insurance or provide any certificate required by this paragraph, Landlord may, but shall not be required to, obtain such insurance or certificates and the costs associated with obtaining such insurance or certificates shall be payable by Tenant to Landlord on demand.

4.14 LANDLORD'S INSURANCE. Landlord shall, throughout the Lease Term, keep and maintain in full force and effect:

         4.14.1 A policy of commercial general liability insurance, insuring against claims of bodily injury and death or property damage or loss with a combined single limit at the Commencement Date of not less than Five Million Dollars ($5,000,000.00), which policy shall be payable on an "occurrence" rather than a "claims made" basis;

         4.14.2 A policy of extended property insurance (what is commonly called "all risk") covering the Building and Landlord's personal property, if any, located on the Land in the amount of one hundred percent (100%) of the then current replacement value of such property; and

         4.14.3 Landlord may, but shall not be required to, maintain other types of insurance as Landlord deems appropriate, including but not limited to, property insurance coverage for earthquakes and floods in such amounts as Landlord deems appropriate. Such policies may be "blanket" policies which cover other properties owned by Landlord.

4.15 WAIVER OF SUBROGATION. Notwithstanding anything in this Lease to the contrary, Landlord and Tenant hereby each waive and release the other from any and all Claims or any loss or damage that may occur to the Land, Building, Premises, or personal property located therein, by reason of fire or other casualty regardless of cause or origin, including the negligence or misconduct of Landlord, Tenant, Landlord's Agents or Tenant's Agents, but only to the extent of the insurance proceeds paid to such releasor under its policies of insurance or, if it fails to maintain the required policies, the insurance proceeds that would have been paid to such releasor if it had maintained such policies. Each party to this Lease shall promptly give to its insurance company written notice of the mutual waivers contained in this subparagraph, and shall cause its insurance policies to be properly endorsed, if necessary, to prevent the invalidation of any insurance coverages by reason of the mutual waivers contained in this subparagraph.

4.16     ASSIGNMENT AND SUBLETTING BY TENANT.

         4.16.1 Tenant shall not have the right to assign, transfer, mortgage or encumber this Lease in whole or in part, nor sublet the whole or any part of the Premises, nor allow the occupancy of all or any part of the Premises by another, without first obtaining Landlord's written consent, which consent shall not be unreasonably withheld or delayed. Notwithstanding any permitted assignment or subletting, Tenant shall at all times remain directly, primarily and fully responsible and liable for the payment of all sums payable under this Lease and for compliance with all of its other obligations as tenant under this Lease. Landlord's acceptance of Base Rent, Additional Rent or any other sum from any assignee, sublessee, transferee, mortgagee or encumbrance holder shall not be deemed to be Landlord's approval of any such conveyance. Upon the occurrence of an Event of Default, if the Premises or any part of the Premises are then subject to an assignment or subletting, Landlord may, at its option, collect directly from such assignee or subtenant all rents becoming due to Tenant under such assignment or sublease and apply such rents against any sums due to Landlord from Tenant under this Lease. No such collection shall be construed to constitute a novation or release of Tenant from the further performance of Tenant's obligations under this Lease. Landlord's right of direct collection shall be in addition to and not in limitation of any other rights and remedies provided for in this Lease or at law. Tenant makes an absolute assignment to Landlord of such assignments and subleases and any rent, lease security deposits and other sums payable under such assignments and subleases as collateral to secure the performance of the obligations of Tenant under this Lease.

         4.16.2 In the event Tenant desires to assign this Lease or to sublet all or any portion of the Premises, Tenant shall give written notice of such desire to Landlord setting forth the name of the proposed subtenant or assignee, the proposed term, the nature of the proposed subtenant's or assignee's business to be conducted on the Premises, the rental rate, and any other particulars of the proposed subletting or assignment that Landlord may reasonably request. Without limiting the preceding sentence, Tenant shall also provide Landlord with: (a) such financial information as Landlord may request concerning the proposed subtenant or assignee, including recent financial statements certified as accurate and complete by a certified public accountant and by the president, managing partner or other appropriate officer of the proposed subtenant or assignee; (b) proof satisfactory to Landlord that the proposed subtenant or assignee will immediately occupy and thereafter use the entire Premises (or any sublet portion of the Premises) for the remainder of the Lease Term (or for the entire term of the sublease, if shorter) in compliance with the terms of this Lease; and (c) a copy of the proposed sublease or assignment or letter of intent. Tenant shall pay to Landlord, upon Landlord's demand therefor, Landlord's reasonable attorneys' fees incurred in the review of such documentation and in documenting Landlord's consent. Receipt of such fees shall not obligate Landlord to approve the proposed assignment or sublease.

         4.16.3 In determining whether to grant or withhold consent to a proposed assignment or sublease, Landlord may consider, and weigh, any factor it deems relevant, in its reasonable discretion.

         4.16.4 Within fifteen (15) Business Days after Landlord's receipt of all required information to be supplied by Tenant pursuant to this paragraph, Landlord shall notify Tenant of Landlord's approval, disapproval or conditional approval of any proposed assignment or subletting or of Landlord's election to recapture as described below. Landlord shall have no obligation to respond unless and until all required information has been submitted. In the event Landlord approves of any proposed assignment or subletting, Tenant and the proposed assignee or sublessee shall execute and deliver to Landlord an assignment (or subletting) and assumption agreement in form and content satisfactory to Landlord.

         4.16.5 Any transfer, assignment or hypothecation of any of the stock or interest in Tenant, or the assets of Tenant, or any other transaction, merger, reorganization or event, however constituted which (a) results in fifty percent (50%), or more of such stock, interest or assets going into different ownership, or (b) is a subterfuge denying Landlord the benefits of this paragraph, shall be deemed to be an assignment within the meaning and provisions of this paragraph and shall be subject to the provisions of this paragraph. Notwithstanding the foregoing, no transfer of more than fifty percent (50%) of any stock or interest in Tenant shall be deemed to be an assignment within the meaning and provisions of this subparagraph 4.16.5 as long as Tenant remains a corporation the outstanding voting stock of which is publicly traded and listed on a "national securities exchange" (as defined in the Securities and Exchange Act of 1934).

         4.16.6 If Landlord consents to any assignment or sublease and Tenant receives rent or any other consideration, either initially or over the term of the assignment or sublease, in excess of the Base Rent and Additional Rent (or, in the case of a sublease of a portion of the Premises, in excess of the Base Rent paid by Tenant on a square footage basis under this Lease), Tenant shall pay to Landlord fifty percent (50%) of such excess, after deduction of reasonable expenses in making such assignment or sublease including, without limitation, reasonable legal fees, reasonable costs of preparing the applicable premises, and reasonable brokerage fees.

         4.16.7 Landlord shall have the right to recapture the Premises or the applicable portion thereof (a "Recapture") by giving written notice of such Recapture to Tenant within fifteen (15) Business Days after receipt of Tenant's written request for Landlord's consent to such proposed assignment or subletting. Tenant shall have no right to retract its request for Landlord's consent to assign or sublease once such request has been made. Such Recapture shall terminate this Lease as to the applicable space effective on the prospective effective date of assignment or subletting, which shall be the last day of a calendar month and shall not be earlier than forty-five (45) Business Days after receipt of Tenant's request hereunder. If less than the entire Premises are recaptured, this Lease shall remain in full force and effect with respect to that remaining area not recaptured by Landlord. Tenant shall surrender that portion of the Premises recaptured by Landlord in accordance with the terms and conditions of this Lease. Notwithstanding the first sentence of this subparagraph, Landlord shall have no right to Recapture the Premises or applicable portion thereof if Tenant's proposed assignment or sublet is to an affiliate or wholly-owned subsidiary or is to a reorganized entity under which no change in ownership has occurred.

         4.16.8 Notwithstanding any contrary provision in the previous subparagraphs of this paragraph, provided that all amounts due under this Lease have been paid in full and further provided that no Event of Default exits, Landlord shall consent to and approve a proposed assignment of this Lease or subletting of the Premises where the assignment or subletting is to an affiliate or wholly-owned subsidiary of the Tenant or a reorganized entity under which no change of ownership has occurred, provided that (a)Tenant has delivered to Landlord satisfactory evidence of the foregoing, (b) in the case of an assignment, the assignee assumes all of the liabilities and obligations of the Tenant under this Lease in a writing in form and substance satisfactory to Landlord in its reasonable discretion, (c) the proposed assignee or subtenant will have a tangible net worth immediately following such transaction certified to Landlord by an independent certified public accountant equal to or greater than the tangible net worth of Tenant as of the date of this Lease or the date immediately preceding such transaction (whichever is greater), as determined in accordance with generally accepted accounting principles, and (d) Tenant has satisfied the requirements of
Section 4.16.2. hereof. Tenant agrees that Tenant shall remain liable for its obligations under this Lease, despite any such transfer.

         4.16.9 Notwithstanding anything to the contrary in this Lease, provided that all amounts due under this Lease have been paid in full and further provided that no Event of Default exists, upon not less than fifteen
(15) Business Days advance written notice to Landlord and satisfaction of the requirements of Paragraph 4.16.2 hereof, Landlord shall consent to and approve a proposed assignment of this Lease to be made in conjunction or connection with any merger, consolidation, corporate reorganization (other than pursuant to the bankruptcy laws), or the sale of all or substantially all of the assets of Tenant, provided that the resulting or surviving corporation or transferee (as applicable) (a) assumes all of the liabilities and obligations of the Tenant under this Lease in a writing in form and substance satisfactory to Landlord in its reasonable discretion, and (b) will have a tangible net worth immediately following such transaction certified to Landlord by an independent certified public accountant equal to or greater than Thirty Million Dollars ($30,000,000.00), as determined in accordance with generally accepted accounting principles. Tenant agrees that Tenant shall remain liable for its obligations under this Lease, despite any such transfer.

4.17 ASSIGNMENT BY LANDLORD. Landlord shall have the right to transfer and assign, in whole or in part, its rights and obligations under this Lease and in any and all of the Land or Building. If Landlord sells or transfers any or all of the Building, including the Premises, Landlord and Landlord's Agents shall, upon consummation of such sale or transfer, be released automatically from any liability relating to obligations or covenants under this Lease to be performed or observed after the date of such transfer, and in such event, Tenant agrees to look solely to Landlord's successor-in-interest with respect to such liability; provided that, as to the Lease Security Deposit and Prepaid Rent, Landlord shall not be released from liability therefor unless Landlord has delivered (by direct transfer or credit against the purchase price) the Lease Security Deposit or Prepaid Rent to its successor-in-interest.

4.18 ESTOPPEL CERTIFICATES AND FINANCIAL STATEMENTS. Tenant shall, from time to time, upon the written request of Landlord, execute, acknowledge and deliver to Landlord or its designee a written statement stating: (a) the date this Lease was executed and the date it expires; (b) the date Tenant entered into occupancy of the Premises; (c) the amount of monthly Base Rent and Additional Rent and the date to which such Base Rent and Additional Rent have been paid; and (d) certifying that (1) this Lease is in full force and effect and has not been assigned, modified, supplemented or amended in any way (or specifying the date of the agreement so affecting this Lease); (2) Landlord is not in breach of this Lease (or, if so, a description of each such breach) and that no event, omission or condition has occurred which would result, with the giving of notice or the passage of time, in a breach of this Lease by Landlord; (3) this Lease represents the entire agreement between the parties with respect to the Premises; (4) all required contributions by Landlord to Tenant on account of Tenant Improvements have been received; (5) on the date of execution, there exist no defenses or offsets which the Tenant has against the enforcement of this Lease by the Landlord; (6) no Base Rent, Additional Rent or other sums payable under this Lease have been paid in advance except for Base Rent and Additional Rent for the then current month; (7) no security has been deposited with Landlord (or, if so, the amount of such security); (8) it is intended that any Tenant's statement may be relied upon by a prospective purchaser or mortgagee of Landlord's interest or an assignee of any such mortgagee; and (9) such other information as may be reasonably requested by Landlord. If Tenant fails to respond within ten (10) Business Days of its receipt of a written request by Landlord as provided in this paragraph, such failure shall be an Event of Default. In addition, Tenant shall, from time to time, upon the written request of Landlord, deliver to or cause to be delivered to Landlord or its designee then current financial statements (including a statement of operations and balance sheet and statement of cash flows) certified as accurate by a certified public accountant and prepared in conformance with generally accepted accounting principles for (i) Tenant, (ii) any entity which owns a controlling interest in Tenant, (iii) any entity the controlling interest of which is owned by Tenant, (iv) any successor entity to Tenant by merger or operation of law, and (v) any guarantor of this Lease. Landlord shall not request such financial statements more than once in any twelve (12) month period, unless an Event of Default exists or such request is made in connection with a sale, financing or refinancing contemplated by Landlord. As long as Tenant remains a publicly traded company listed and in good standing on a "national securities exchange" (as defined in the Securities and Exchange Act of 1934) and provided that Tenant has filed all financial information and reports required to be filed by such exchange and/or applicable Governmental Requirements, Tenant may satisfy this requirement by providing Landlord with Tenant's most recent annual report and other financial disclosures filed with such exchange.

4.19     INTENTIONALLY OMITTED.

4.20     HAZARDOUS SUBSTANCES.

         4.20.1 Neither Tenant, any of Tenant's Agents nor any other person shall store, place, generate, manufacture, refine, handle, or locate on, in, under or around the Land or Building any Hazardous Substance, except for storage, handling and use of reasonable quantities and types of cleaning fluids and office supplies in the Premises in the ordinary course and the prudent conduct of Tenant's business in the Premises. Tenant agrees that (a) the storage, handling and use of such permitted Hazardous Substances must at all times conform to all Governmental Requirements and to applicable fire, safety and insurance requirements; (b) the types and quantities of permitted Hazardous Substances which are stored in the Premises must be reasonable and appropriate to the nature and size of Tenant's operation in the Premises and reasonable and appropriate for a first-class building of the same or similar use and in the same market area as the Building; and (c) no Hazardous Substance shall be spilled or disposed of on, in, under or around the Land or Building or otherwise discharged from the Premises or any area adjacent to the Land or Building. In no event will Tenant be permitted to store, handle or use on, in, under or around the Premises any Hazardous Substance which will increase the rate of fire or extended coverage insurance on the Land or Building, unless: (1) such Hazardous Substance and the expected rate increase have been specifically disclosed in writing to Landlord; (2) Tenant has agreed in writing to pay any rate increase related to each such Hazardous Substance; and (3) Landlord has approved in writing each such Hazardous Substance, which approval shall be subject to Landlord's discretion.

         4.20.2 Tenant shall indemnify, defend and hold harmless Landlord and Landlord's Agents from and against any and all Claims arising out of any breach of any provision of this paragraph, which expenses shall also include laboratory testing fees, personal injury claims, clean-up costs and environmental consultants' fees. Tenant agrees that Landlord may be irreparably harmed by Tenant's breach of this paragraph and that a specific performance action may appropriately be brought by Landlord; provided that, Landlord's election to bring or not bring any such specific performance action shall in no way limit, waive, impair or hinder Landlord's other remedies against Tenant.

         4.20.3 As of the execution date of this Lease, Tenant represents and warrants to Landlord that, except as otherwise disclosed by Tenant to Landlord, Tenant has no intent to bring any Hazardous Substances on, in or under the Premises except for the type and quantities authorized in the first paragraph of the paragraph captioned "Hazardous Substances".

4.21     ACCESS LAWS.

         4.21.1 Tenant agrees to notify Landlord immediately if Tenant receives notification or otherwise becomes aware of: (a) any condition or situation on, in, under or around the Land or Building which may constitute a violation of any Access Laws or (b) any threatened or actual lien, action or notice that the Land or Building is not in compliance with any Access Laws. If Tenant is responsible for such condition, situation, lien, action or notice under this paragraph, Tenant's notice to Landlord shall include a statement as to the actions Tenant proposes to take in response to such condition, situation, lien, action or notice.

         4.21.2 Tenant shall not alter or permit any assignee or subtenant or any other person to alter the Premises in any manner which would violate any Access Laws or increase Landlord's responsibilities for compliance with Access Laws, without the prior approval of the Landlord. In connection with any such approval, Landlord may require a certificate of compliance with Access Laws from an architect, engineer or other person acceptable to Landlord. Tenant agrees to pay the reasonable fees incurred by such architect, engineer or other third party in connection with the issuance of such certificate of compliance. Landlord's consent to any proposed Tenant Alteration shall (a) not relieve Tenant of its obligations or indemnities contained in this paragraph or this Lease or (b) be construed as a warranty that such proposed alteration complies with any Access Law.

         4.21.3 To the best of Landlord's actual knowledge, as of the date of this Lease the Premises comply with all applicable Access Laws, excluding any particular requirements applicable on account of disabled employees or invitees of Tenant in the Premises and any requirements applicable to or arising from any changes or installations which Tenant may make in or to the Premises. Except to the extent the previous sentence is incorrect (meaning Landlord had actual knowledge of non-compliance as of the date of this Lease), Tenant shall be solely responsible for all costs and expenses relating to or incurred in connection with: (a) failure of the Premises to comply with the Access Laws; and (b) bringing the Building and the common areas of the Building into compliance with Access Laws, if and to the extent such noncompliance arises out of or relates to: (1) Tenant's use of the Premises, including the hiring of employees; (2) any Tenant Alterations to the Premises; or (3) any Tenant Improvements constructed in the Premises at the request of Tenant, regardless of whether such improvements are constructed prior to or after the Commencement Date.

         4.21.4 Landlord shall be responsible for all costs and expenses relating to or incurred in connection with bringing the common areas of the Building into compliance with Access Laws, unless such costs and expenses are Tenant's responsibility as provided in the preceding subparagraph. Except as otherwise provided in the definition of Operating Costs, any cost or expense paid or incurred by Landlord to bring the Premises or common areas of the Building into compliance with Access Laws which is not Tenant's responsibility under the preceding subparagraphs shall be amortized over the useful economic life of the improvements (not to exceed ten (10) years) with interest at the Prime Rate plus four (4) percentage points compounded daily, and shall be an Operating Cost for purposes of this Lease. Landlord warrants and represents that, as of the date of this Lease, the common areas of the Building and the Land are in compliance with Access Laws.

         4.21.5 Tenant agrees to indemnify, defend and hold harmless Landlord and Landlord's Agents from and against any and all Claims arising out of or relating to any failure of Tenant or Tenant's Agents to comply with Tenant's obligations under this paragraph.

         4.21.6 The provisions of this paragraph shall supersede any other provisions in this Lease regarding Access Laws, to the extent inconsistent with the provisions of any other paragraphs.

4.22 QUIET ENJOYMENT. Landlord covenants that Tenant, upon paying Base Rent, Additional Rent and all other sums payable under this Lease and performing all covenants and conditions required of Tenant under this Lease shall and may peacefully have, hold and enjoy the Premises without hindrance or molestation by Landlord or anyone claiming through Landlord, subject to the provisions of this Lease and any mortgage or underlying lease to which this Lease is subordinate.

4.23 SIGNS. Tenant shall be permitted to have its entity name listed on the main directory sign for the Building situated in the main lobby of the Building. Tenant also shall be permitted to have one (1)entryway sign bearing Tenant's name next to Tenant's entryway into the Premises. Said sign shall be installed by Landlord at Tenant's expense and shall be of a size, design and coloration, and in a location consistent with Landlord's standard tenant entryway signage for the Building. Tenant shall reimburse Landlord for the cost of such entryway sign within ten (10) days of receipt of an invoice for same.

4.24 SUBORDINATION. Tenant subordinates this Lease and all rights of Tenant under this Lease to any mortgage, deed of trust, ground lease or vendor's lien, or similar instrument which may from time to time be placed upon the Premises (and all renewals, modifications, replacements and extensions of such encumbrances), and each such mortgage, deed of trust, ground lease or lien or other instrument shall be superior to and prior to this Lease, provided that, as long as Tenant is not in default hereunder beyond any applicable cure period (a) Tenant's occupancy of the Premises shall not be disturbed by the termination of any ground lease or the foreclosure of any mortgage, and (b) the foreclosure of a mortgage, the termination of any ground lease, the institution of any suit, action, summary or other proceeding against the Landlord, or any successor to the Landlord, or any foreclosure brought by any mortgagee to recover possession of the Premises, shall not, by operation of law or otherwise, result in the cancellation or termination of the Lease and Tenant shall not be disturbed in its possession of the Premises for any reason other than as provided in this Lease. Notwithstanding the foregoing, the holder or beneficiary of such mortgage, deed of trust, ground lease, vendor's lien or similar instrument shall have the right to subordinate or cause to be subordinated any such mortgage, deed of trust, ground lease, vendor's lien or similar instrument to this Lease or to execute a non-disturbance agreement in favor of Tenant on the standard form utilized by such lender or ground lessor. At the request of Landlord, the holder of such mortgage or deed of trust or any ground lessor, Tenant shall execute, acknowledge and deliver promptly in recordable form any instrument or subordination agreement that Landlord or such holder may request, provided such instrument or subordination agreement is consistent with the terms of this Paragraph 4.24 (including clauses (a) and (b) of the first sentence of this paragraph). Tenant further covenants and agrees that if the lender or ground lessor acquires the Premises as a purchaser at any foreclosure sale or otherwise, Tenant shall recognize and attorn to such party as landlord under this Lease, and shall make all payments required hereunder to such new landlord without deduction or set-off and, upon the request of such purchaser or other successor, execute, deliver and acknowledge documents confirming such attornment. Notwithstanding anything herein to the contrary, in no event shall the lender or ground lessor which acquires the Premises as a purchaser at any foreclosure sale or otherwise be (i) bound by any payment of Base Rent or Additional Rent for more than one month in advance, (ii) bound by any amendment or modification of this Lease made without the consent of the lender or ground lessor, (iii) liable in any way to Tenant for any act or omission, neglect or default on the part of the Landlord under this Lease, (iv) obligated to perform any work or improvements to be done by Landlord in the Premises, or (v) subject to any counterclaim or setoff which theretofore accrued to Tenant against Landlord. Tenant waives the provisions of any law or regulation, now or hereafter in effect, which may give or purport to give Tenant any right to terminate or otherwise adversely affect this Lease or the obligations of Tenant hereunder in the event that any such foreclosure or termination or other proceeding is prosecuted or completed.

4.25 WORKERS COMPENSATION IMMUNITY. If and to the extent that Tenant is obligated to indemnify, defend or hold harmless Landlord or Landlord's Agents from any Claims arising from its use of the Premises or any act or failure to act by Tenant or Tenant's Agents or otherwise, Tenant expressly waives, to and in favor of Landlord and Landlord's Agents, its statutory workers compensation act employers immunity relative to any injury to an employee or employees of Tenant.

4.26 BROKERS. Each party to this Lease shall indemnify, defend and hold harmless the other party from and against any and all Claims asserted against such other party by any real estate broker, finder or intermediary relating to any act of the indemnifying party in connection with this Lease.

4.27 LIMITATION ON RECOURSE. Landlord has executed this Lease by its authorized representative signing solely in a representative capacity. Notwithstanding anything contained in this Lease to the contrary, Tenant confirms that the covenants of Landlord are made and intended, not as personal covenants of the Landlord's authorized representative or trustee, or for the purpose of binding such authorized representative or trustee personally, but solely in the exercise of the representative powers conferred upon such authorized representative and trustee by their principal. Liability with respect to the entry and performance of this Lease by or on behalf of Landlord, however it may arise, shall be asserted and enforced only against Landlord's estate and equity interest in the Building. Neither Landlord nor any of Landlord's Agents shall have any personal liability in the event of any claim against Landlord arising out of or in connection with this Lease, the relationship of Landlord and Tenant or Tenant's use of the Premises. Further, in no event whatsoever shall any Landlord's Agent have any liability or responsibility whatsoever arising out of or in connection with this Lease, the relationship of Landlord and Tenant or Tenant's use of the Premises, provided that the foregoing provisions of this sentence shall not affect Landlord's liability hereunder or the limitations on same contained herein. Any and all personal liability, if any, beyond that which may be asserted under this paragraph, is expressly waived and released by Tenant and by all persons claiming by, through or under Tenant.

4.28     MECHANIC'S LIENS AND TENANT'S PERSONAL PROPERTY TAXES.

         4.28.1 Tenant shall have no authority, express or implied, to create or place any lien or encumbrance of any kind or nature whatsoever upon, or in any manner to bind, the interest of Landlord or Tenant in the Premises or to charge the rentals payable under this Lease for any Claims in favor of any person dealing with Tenant, including those who may furnish materials or perform labor for any construction or repairs. Tenant shall immediately pay or cause to be paid all sums legally due and payable by it on account of any labor performed or materials furnished in connection with any work performed on the Premises on which any lien is or can be validly and legally asserted against its leasehold interest in the Premises and Tenant shall indemnify, defend and hold harmless Landlord from any and all Claims arising out of any such asserted Claims. Tenant agrees to give Landlord immediate written notice of any such Claim.

         4.28.2 Tenant shall be liable for all taxes levied or assessed against the Furniture and all personal property, furniture or fixtures placed by Tenant in the Premises. If any such taxes for which Tenant is liable are levied or assessed against Landlord or Landlord's property and Landlord elects to pay them or if the assessed value of Landlord's property is increased by inclusion of the Furniture and/or such personal property, furniture or fixtures and Landlord elects to pay the taxes based on such increase, Tenant shall reimburse Landlord for the sums so paid by Landlord, upon demand by Landlord.

4.29     INTENTIONALLY OMITTED.

4.30 NO OFFSET; INDEPENDENT COVENANTS; WAIVER. Rent shall be paid without notice or demand, and without setoff, counterclaim, defense, abatement, suspension, deferment, reduction or deduction, except as expressly provided herein. Tenant waives all rights (i) to any abatement, suspension, deferment, reduction or deduction of or from Rent, except to the extent otherwise expressly set forth herein, and (ii) to quit, terminate or surrender this Lease or the Premises or any part thereof, except as expressly provided herein. TENANT HEREBY ACKNOWLEDGES AND AGREES THAT THE OBLIGATIONS OF TENANT HEREUNDER SHALL BE SEPARATE AND INDEPENDENT COVENANTS AND AGREEMENTS, THAT RENT SHALL CONTINUE TO BE PAYABLE IN ALL EVENTS AND THAT THE OBLIGATIONS OF TENANT HEREUNDER SHALL CONTINUE UNAFFECTED, UNLESS THE REQUIREMENT TO PAY OR PERFORM THE SAME SHALL HAVE BEEN TERMINATED PURSUANT TO AN EXPRESS PROVISION OF THIS LEASE. LANDLORD AND TENANT EACH ACKNOWLEDGES AND AGREES THAT THE INDEPENDENT NATURE OF THE OBLIGATIONS OF TENANT HEREUNDER REPRESENTS FAIR, REASONABLE, AND ACCEPTED COMMERCIAL PRACTICE WITH RESPECT TO THE TYPE OF PROPERTY SUBJECT TO THIS LEASE, AND THAT THIS AGREEMENT IS THE PRODUCT OF FREE AND INFORMED NEGOTIATION DURING WHICH BOTH LANDLORD AND TENANT WERE REPRESENTED BY COUNSEL SKILLED IN NEGOTIATING AND DRAFTING COMMERCIAL LEASES IN MASSACHUSETTS, AND THAT THE ACKNOWLEDGEMENTS AND AGREEMENTS CONTAINED HEREIN ARE MADE WITH FULL KNOWLEDGE OF THE HOLDING IN WESSON V. LEONE ENTERPRISES, INC., 437 MASS. 708 (2002). SUCH WAIVER AND ACKNOWLEDGEMENTS BY TENANT ARE A MATERIAL INDUCEMENT TO LANDLORD ENTERING INTO THIS LEASE.

4.31 OCCUPANCY. Prior to the expiration or earlier termination of the Lease Term, Tenant shall not vacate the Premises without providing Landlord with at least fifteen (15) Business Days advance notice. Tenant's furnishing of such notice shall not relieve Tenant of any of its obligations under this Lease.

Without limiting any of such obligations, Tenant shall inspect the Premises no less than once each week during the remainder of the Lease Term to ensure that the Premises are in good order and condition.

                        SECTION 5: DEFAULT AND REMEDIES
                        -------------------------------

5.1      EVENTS OF DEFAULT.

         5.1.1 The occurrence of any one or more of the following events shall constitute a material default and breach of this Lease by Tenant ("Event of Default"):
                  (a) abandonment of all or any portion of the Premises;

                  (b) failure by Tenant to make any payment of Base Rent, Additional Rent or any other sum payable by Tenant under this Lease within five (5) Business Days after written notice from Landlord that such payment was not paid when due, provided, however, Landlord need not give any such notice more than twice in any twelve (12) month period, and any further failure by Tenant within any such twelve (12) month period to make any payment of Base Rent, Additional Rent or any other sum payable by Tenant under this Lease within five (5) Business Days after its due date shall constitute an immediate Event of Default without any notice from Landlord;

                  (c) failure by Tenant to observe or perform any covenant or condition of this Lease, other than the making of payments, where such failure shall continue for a period of fifteen (15) Business Days after written notice from Landlord, provided, however, if cure is not reasonably capable of being completed within such time period, Tenant shall have such additional reasonable time (not to exceed an additional sixty (60) calendar days) as is required to cure such default as long as Tenant promptly commences such cure within said fifteen (15) Business Day period and thereafter diligently pursues such cure to completion;

                  (d) the failure of Tenant to surrender possession of the Premises at the expiration or earlier termination of this Lease in the condition required by this Lease;

                  (e) (1) the making by Tenant of any general assignment or general arrangement for the benefit of creditors; (2) the filing by or against Tenant of a petition in bankruptcy, including reorganization or arrangement, unless, in the case of a petition filed against Tenant, unless the same is dismissed within twenty (20) Business Days; (3) the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located in the Premises or of Tenant's interest in this Lease; (4) any execution, levy, attachment or other process of law against any property of Tenant or Tenant's interest in this Lease, unless the same is dismissed within twenty
(20) Business Days; (5) adjudication that Tenant is bankrupt; (6) the making by Tenant of a transfer in fraud of creditors; or (7) the failure of Tenant to generally pay its debts as they become due;

                  (f) any information furnished by or on behalf of Tenant to Landlord in connection with the entry of this Lease is determined to have been materially false, misleading or incomplete when made; or

                  (g) a failure of the Tenant to deliver the Letter of Credit within the time period specified in the paragraph captioned "Lease Security".

         5.1.2 Tenant shall notify Landlord promptly of any Event of Default or any facts, conditions or events which, with the giving of notice or passage of time or both, would constitute an Event of Default.

         5.1.3 If a petition in bankruptcy is filed by or against Tenant, and if this Lease is treated as an "unexpired lease" under applicable bankruptcy law in such proceeding, then Tenant agrees that Tenant shall not attempt nor cause any trustee to attempt to extend the applicable time period within which this Lease must be assumed or rejected.

5.2 REMEDIES. If any Event of Default occurs, Landlord may at any time after such occurrence, with or without notice or demand except as stated in this paragraph, and without limiting Landlord in the exercise of any right or remedy at law which Landlord may have by reason of such Event of Default, exercise the rights and remedies, either singularly or in combination, as are specified or described in the subparagraphs of this paragraph.

         5.2.1 Landlord may terminate this Lease and all rights of Tenant under this Lease either immediately or at some later date by giving Tenant written notice that this Lease is terminated. If Landlord so terminates this Lease, then Landlord may recover from Tenant the sum of:

                  (a) the unpaid Base Rent, Additional Rent and all other sums payable under this Lease which have been earned at the time of termination;

                  (b) interest at the Default Rate on the unpaid Base Rent, Additional Rent and all other sums payable under this Lease which have been earned at the time of termination; plus

                  (c) the amount by which the unpaid Base Rent, Additional Rent and all other sums payable under this Lease which would have been earned after termination until the time of award exceeds the amount of such rental loss, if any, as Tenant affirmatively proves could have been reasonably avoided and interest on such excess at the Default Rate; plus

                  (d) the amount by which the aggregate of the unpaid Base Rent, Additional Rent and all other sums payable under this Lease for the balance of the Lease Term after the time of award exceeds the amount of such rental loss, if any, as Tenant affirmatively proves could be reasonably avoided, with such difference being discounted to present value at the Prime Rate at the time of award; plus

                  (e) any other amount necessary to compensate Landlord for the detriment proximately caused by Tenant's failure to perform Tenant's obligations under this Lease or which, in the ordinary course of things, would be likely to result from such failure, including, leasing commissions, tenant improvement costs, renovation costs and advertising costs; plus

                  (f) all such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

         5.2.2 Landlord shall also have the right, with or without terminating this Lease, to re-enter the Premises and remove all persons and property from the Premises. Landlord may cause property so removed from the Premises to be stored in a public warehouse or elsewhere at the expense and for the account of Tenant.

         5.2.3    [Intentionally Omitted]

         5.2.4 If Tenant abandons or surrenders the Premises without Landlord's consent, or if Landlord re-enters the Premises as provided in subparagraph 5.2.2 or takes possession of the Premises pursuant to legal proceedings or through any notice procedure provided by law, then, if Landlord does not elect to terminate this Lease, Landlord may, from time to time, without terminating this Lease, either (a) recover all Base Rent, Additional Rent and all other sums payable under this Lease as they become due or (b) relet the Premises or any part of the Premises on behalf of Tenant for such term or terms, at such rent or rents and pursuant to such other provisions as Landlord, in its sole discretion, may deem advisable, all with the right, at Tenant's cost, to make alterations and repairs to the Premises and recover any deficiency from Tenant as set forth in subparagraph 5.2.6.

         5.2.5 None of the following remedial actions, singly or in combination, shall be construed as an election by Landlord to terminate this Lease unless Landlord has in fact given Tenant written notice that this Lease is terminated: (a) an act by Landlord to maintain or preserve the Premises;
(b) any efforts by Landlord to relet the Premises; (c) any repairs or alterations made by Landlord to the Premises; (d) re-entry, repossession or reletting of the Premises by Landlord pursuant to this paragraph; or (e) the appointment of a receiver, upon the initiative of Landlord, to protect Landlord's interest under this Lease. If Landlord takes any of the foregoing remedial action without terminating this Lease, Landlord may nevertheless at any time after taking any such remedial action terminate this Lease by written notice to Tenant.

         5.2.6 If Landlord relets the Premises, Landlord shall apply the revenue from such reletting as follows: first, to the payment of any indebtedness of Tenant to Landlord other than Base Rent, Additional Rent or any other sums payable by Tenant under this Lease; second, to the payment of any cost of reletting (including finders' fees and leasing commissions); third, to the payment of the cost of any alterations, improvements, maintenance and repairs to the Premises; and fourth, to the payment of Base Rent, Additional Rent and other sums due and payable and unpaid under this Lease. Landlord shall hold and apply the residue, if any, to payment of future Base Rent, Additional Rent and other sums payable under this Lease as the same become due, and shall deliver the eventual balance, if any, to Tenant. Should revenue from letting during any month, after application pursuant to the foregoing provisions, be less than the sum of the Base Rent, Additional Rent and other sums payable under this Lease and Landlord's expenditures for the Premises during such month, Tenant shall be obligated to pay such deficiency to Landlord as and when such deficiency arises.

         5.2.7 Pursuit of any of the foregoing remedies shall not preclude pursuit of any of the other remedies provided in this Lease or by law (all such remedies being cumulative), nor shall pursuit of any remedy provided in this Lease constitute a forfeiture or waiver of any Base Rent, Additional Rent or other sum payable under this Lease or of any damages accruing to Landlord by reason of the violation of any of the covenants or conditions contained in this Lease.

5.3 RIGHT TO PERFORM. If Tenant shall fail to pay any sum of money, other than Base Rent or Additional Rent, required to be paid by it under this Lease or shall fail to perform any other act on its part to be performed under this Lease, and such failure shall continue for ten (10) Business Days after notice of such failure by Landlord, or such shorter time if reasonable under the circumstances, Landlord may, but shall not be obligated to, and without waiving or releasing Tenant from any obligations of Tenant, make such payment or perform such other act on Tenant's part to be made or performed as provided in this Lease. Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of the nonpayment of sums due under this paragraph as in the case of default by Tenant in the payment of Base Rent.

5.4 LANDLORD'S DEFAULT. Landlord shall not be in default under this Lease unless Landlord fails to perform obligations required of Landlord within twenty (20) Business Days after written notice is delivered by Tenant to Landlord and to the holder of any mortgages or deeds of trust (collectively, "Lender") covering the Premises whose name and address shall have theretofore been furnished to Tenant in writing, specifying the obligation which Landlord has failed to perform; provided, however, that if the nature of Landlord's obligation is such that more than twenty (20) Business Days are required for performance, then Landlord shall not be in default if Landlord or Lender commences performance within such twenty (20) Business Day period and thereafter diligently prosecutes the same to completion. All obligations of Landlord hereunder shall be construed as covenants, not conditions. In the event of any default, breach or violation of Tenant's rights under this Lease by Landlord, Tenant's exclusive remedy shall be either an action for specific performance or an action for actual damages. Tenant hereby waives the benefit of any laws granting it the right to perform Landlord's obligation, a lien upon the property of Landlord and/or upon Rent due Landlord, or the right to terminate this Lease or withhold Rent on account of any Landlord default.

                      SECTION 6: MISCELLANEOUS PROVISIONS
                      -----------------------------------

6.1 NOTICES. Any notice, request, approval, consent or written communication required or permitted to be delivered under this Lease shall be:
(a) in writing; (b) transmitted by personal delivery, express or courier service, United States Postal Service in the manner described below, or electronic means of transmitting written material; and (c) deemed to be delivered on the earlier of the date received or four (4) Business Days after having been deposited in the United States Postal Service, postage prepaid. Such writings shall be addressed to Landlord or Tenant, as the case may be, at the respective designated addresses set forth opposite their signatures, or at such other address(es) as they may, after the execution date of this Lease, specify by written notice delivered in accordance with this paragraph, with copies to the persons at the addresses, if any, designated opposite each party's signature. Those notices which contain a notice of breach or default or a demand for performance may be sent by any of the methods described in clause (b) above, but if transmitted by personal delivery or electronic means, shall also be sent concurrently by certified or registered mail, return receipt requested.

6.2 ATTORNEY'S FEES AND EXPENSES. In the event either party requires the services of an attorney in connection with enforcing the terms of this Lease, or in the event suit is brought for the recovery of Base Rent, Additional Rent or any other sums payable under this Lease or for the breach of any covenant or condition of this Lease, or for the restitution of the Premises to Landlord or the eviction of Tenant during the Lease Term or after the expiration or earlier termination of this Lease, the non-breaching party shall be entitled to a reasonable sum for attorney's and paralegal's fees, expenses and court costs, including those relating to any appeal.

6.3 NO ACCORD AND SATISFACTION. No payment by Tenant or receipt by Landlord of an amount less than the Base Rent or Additional Rent or any other sum due and payable under this Lease shall be deemed to be other than a payment on account of the Base Rent, Additional Rent or other such sum, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction, nor preclude Landlord's right to recover the balance of any amount payable or Landlord's right to pursue any other remedy provided in this Lease or at law.

6.4 SUCCESSORS; JOINT AND SEVERAL LIABILITY. Except as provided in the paragraph captioned "Limitation on Recourse" and subject to the paragraph captioned "Assignment and Subletting by Landlord", all of the covenants and conditions contained in this Lease shall apply to and be binding upon

Landlord and Tenant and their respective heirs, executors, administrators, successors and assigns. In the event that more than one person, partnership, company, corporation or other entity is included in the term "Tenant", then each such person, partnership, company, corporation or other entity shall be jointly and severally liable for all obligations of Tenant under this Lease.

6.5 CHOICE OF LAW. This Lease shall be construed and governed by the laws of the state in which the Land is located. Tenant consents to Landlord's choice of venue for any legal proceeding brought by Landlord or Tenant to enforce the terms of this Lease.

6.6 NO WAIVER OF REMEDIES. The waiver by Landlord of any covenant or condition contained in this Lease shall not be deemed to be a waiver of any subsequent breach of such covenant or condition nor shall any custom or practice which may develop between the parties in the administration of this Lease be construed to waive or lessen the rights of Landlord to insist on the strict performance by Tenant of all of the covenants and conditions of this Lease. No act or thing done by Landlord or Landlord's Agents during the Lease Term shall be deemed an acceptance or a surrender of the Premises, and no agreement to accept a surrender of the Premises shall be valid unless made in writing and signed by Landlord. The mention in this Lease of any particular remedy shall not preclude Landlord from any other remedy it might have, either under this Lease or at law, nor shall the waiver of or redress for any violation of any covenant or condition in this Lease or in any of the rules or regulations attached to this Lease or later adopted by Landlord, prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. The receipt by Landlord of Base Rent, Additional Rent or any other sum payable under this Lease with knowledge of a breach of any covenant or condition in this Lease shall not be deemed a waiver of such breach. The failure of Landlord to enforce any of the rules and regulations attached to this Lease or later adopted, against Tenant or any other tenant in the Building, shall not be deemed a waiver. Any waiver by Landlord must be in writing and signed by Landlord to be effective.

6.7 OFFER TO LEASE. The submission of this Lease in a draft form to Tenant or its broker or other agent does not constitute an offer to Tenant to lease the Premises. This Lease shall have no force or effect until: (a) it is executed and delivered by Tenant to Landlord; and (b) it is executed and delivered by Landlord to Tenant.

6.8 Force Majeure. In the event that either party shall be delayed, hindered in or prevented from the performance of any act or obligation required under this Lease (other than the payment of money) by reason of acts of God, strikes, lockouts, labor troubles or disputes, inability to procure or shortage of materials or labor, failure of power or utilities, delay in transportation, fire, vandalism, accident, flood, severe weather, other casualty, Governmental Requirements (including mandated changes in the Plans and Specifications or the Tenant Improvements resulting from changes in pertinent Governmental Requirements or interpretations thereof), riot, insurrection, civil commotion, sabotage, explosion, war, terrorism, natural or local emergency, acts or omissions of others, including Tenant or Landlord (as applicable), or other reasons of a similar or dissimilar nature not solely the fault of, or under the exclusive control of, Landlord or Tenant (as applicable), then performance of such act or obligation shall be excused for the period of the delay and the period for the performance of any such act or obligation shall be extended for the period equivalent to the period of such delay.

6.9 LANDLORD'S CONSENT. Unless otherwise provided in this Lease, whenever Landlord's consent, approval or other action is required under the terms of this Lease, such consent, approval or action shall be subject to Landlord's judgment or discretion exercised in good faith and shall be delivered in writing.

6.10 SEVERABILITY; CAPTIONS. If any clause or provision of this Lease is determined to be illegal, invalid, or unenforceable under present or future laws, the remainder of this Lease shall not be affected by such determination, and in lieu of each clause or provision that is determined to be illegal, invalid or unenforceable, there be added as a part of this Lease a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable. Headings or captions in this Lease are added as a matter of convenience only and in no way define, limit or otherwise affect the construction or interpretation of this Lease.

6.11     INTERPRETATION. Whenever a provision of this Lease uses the term
(a) "include" or "including", that term shall not be limiting but shall be construed as illustrative, (b) "covenant", that term shall include any covenant, agreement, term or provision, (c) "at law", that term shall mean as specified in any applicable statute, ordinance or regulation having the force of law or as determined at law or in equity, or both, and (d) "day", that uncapitalized word shall mean a calendar day. This Lease shall be given a fair and reasonable interpretation of the words contained in it without any weight being given to whether a provision was drafted by one party or its counsel.

6.12 INCORPORATION OF PRIOR AGREEMENT; AMENDMENTS. This Lease contains all of the agreements of the parties to this Lease with respect to any matter covered or mentioned in this Lease, and no prior agreement or understanding pertaining to any such matter shall be effective for any purpose. No provision of this Lease may be amended or added to except by an agreement in writing signed by the parties to this Lease or their respective successors in interest.

6.13 AUTHORITY. If Tenant is a partnership, company, corporation or other entity, Tenant represents and warrants to Landlord that the person executing this Lease is duly authorized to so execute and deliver this Lease and that all partnership, company, corporation or other entity actions and consents required for execution of this Lease have been given, granted or obtained. If Tenant is a partnership, company, corporation or other business organization, it shall, within ten (10) Business Days after demand by Landlord, deliver to Landlord satisfactory evidence of the due authorization of this Lease and the authority of the person executing this Lease on its behalf.

6.14 TIME OF ESSENCE. Time is of the essence with respect to the performance of every covenant and condition of this Lease.

6.15 SURVIVAL OF OBLIGATIONS. Notwithstanding anything contained in this Lease to the contrary or the expiration or earlier termination of this Lease, any and all obligations of either party accruing prior to the expiration or termination of this Lease shall survive the expiration or earlier termination of this Lease, and either party shall promptly perform all such obligations whether or not this Lease has expired or terminated. Such obligations shall include any and all indemnity obligations set forth in this Lease.

6.16 CONSENT TO SERVICE. Tenant irrevocably consents to the service of process of any action or proceeding at the address of the Premises. Nothing in this paragraph shall affect the right to serve process in any other manner permitted by law.

6.17 LANDLORD'S AUTHORIZED AGENTS. Notwithstanding anything contained in the Lease to the contrary, including without limitation, the definition of Landlord's Agents, only officers of Corporate Drive Corporation, the trustee of Landlord, are authorized to amend, renew or terminate this Lease, or to compromise any of Landlord's claims under this Lease or to bind Landlord in any manner. Without limiting the effect of the pervious sentence, no property manager or broker shall be considered an authorized agent of Landlord to amend, renew or terminate this Lease, to compromise any of Landlord's claims under this Lease or to bind Landlord in any manner.

6.18 WAIVER OF JURY TRIAL. Landlord and Tenant irrevocably waive the respective rights to trial by jury in any action, proceeding or counterclaim brought by either against the other (whether in contract or tort) on any matter arising out of or relating in any way to this Lease, the relationship of Landlord and Tenant or Tenant's use or occupancy of the Premises.

            -THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.-

         IN WITNESS WHEREOF, this Lease has been executed the day and year first above set forth.

Designated Address for Landlord:                             LANDLORD:

Corporate Drive Corporation, as Trustee of                   Corporate Drive Corporation, as Trustee of
Corporate Drive Nominee Realty Trust                         Corporate Drive Nominee Realty Trust, a
c/o Kennedy Associates Real Estate Counsel, Inc.             Massachusetts nominee trust
Attention: Director of Asset Management
1215 Fourth Ave., 2400 Financial Center                      By:_________________________________
Seattle, WA 98161                                            Name: ______________________________
                                                             Its: _________________________________
Facsimile:  206-682-4769

with a copy to:

Corporate Drive Corporation, as Trustee of
Corporate Drive Nominee Realty Trust
c/o Kennedy Associates Real Estate Counsel, Inc.
Attn: Vice President, Asset Management
7315 Wisconsin Avenue, Suite 350 West
Bethesda, MD 20814

Facsimile:  301-656-9339

and with a copy to:

Corporate Drive Corporation, as Trustee
of Corporate Drive Nominee Realty Trust
c/o Riggs Bank N.A.
Attn: Senior Vice President
808 17th St. N.W., 7th Floor
Washington, D.C. 20006

Facsimile:  202-835-6887


with a copy to Manager at:
--------------------------

Trammell Crow Services, Inc.
25 Corporate Drive
Burlington, Massachusetts 01803

Facsimile:   781-272-6226

Designated Address for Tenant:                               TENANT:
------------------------------                               -------

ClickSoftware, Inc.                                          ClickSoftware, Inc., a
35 Corporate Drive                                           California corporation
Burlington, Massachusetts 01803
Facsimile:                                                   By:
          --------------------------                            -----------------------
                                                             Name:
                                                                  ---------------------
                                                             Its:
                                                                 ----------------------

                           LANDLORD ACKNOWLEDGEMENT

                         )
                         ) ss.
                         )

         On this _____ day of January __, 2004, before me personally appeared _______________, the ____________ of Corporate Drive Corporation, the Massachusetts corporation that executed the within and foregoing instrument in its capacity as Trustee of Corporate Drive Nominee Realty Trust, and acknowledged said instrument to be the free and voluntary act and deed of said corporation in its capacity as Trustee of Corporate Drive Nominee Realty Trust, for the uses and purposes therein mentioned, and on oath stated that he/she was authorized to execute said instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.


                               _______________________________________________
                               Name: _________________________________________
                               NOTARY PUBLIC in and for the State of Maryland, residing at ____________________. My appointment expires: ______________________.


[NOTARIAL SEAL]




                     TENANT ACKNOWLEDGEMENT (CORPORATION)

_____________________________       )
                                    ) ss.
_____________________________       )

         On this _______ day of January 2004, before me, a Notary Public in and for the State of ___________________________, personally appeared
_______________________________, the ________________________ of
ClickSoftware, Inc., the ____________________________ corporation that executed the within and foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said corporation for the uses and purposes therein mentioned, and on oath stated that s/he/they was/were authorized to execute said instrument.

         WITNESS my hand and official seal hereto affixed the day and year first as above written.

                               _______________________________________________
                               Name: _________________________________________
                               NOTARY PUBLIC in and for the State of__________, residing at ____________________. My appointment expires: _______________________.

 [NOTARIAL SEAL]

                              EXHIBIT A to Lease

                             Intentionally Omitted






                                    Ex. A

                              EXHIBIT B to Lease

                   DRAWING SHOWING LOCATION OF THE PREMISES
                   ----------------------------------------


                                 [Floor Plan]






                                    Ex. B

                              EXHIBIT C to Lease

          LISTING OF PLANS AND SPECIFICATIONS FOR TENANT IMPROVEMENTS
          -----------------------------------------------------------

Plans and Specifications for the Tenant Improvements are as follows:

     1. Paint and patch server room (240 sq. ft.).
     2. Provide new anti-static Armstrong VCT flooring in server room (240 sq. ft.).
     3. Provide 3.5 ton HVAC supplemental cooling unit to support base building service to server room.
     4. Electrical upgraded for additional service/transformer requirements by tenant.

See floor plan on following page.

                                 [Floor Plan]






                                    Ex. C

                              EXHIBIT D to Lease

                           FORM OF LEASE MEMORANDUM
                           ------------------------

         Corporate Drive Corporation, as Trustee of Corporate Drive Nominee Realty Trust, a Massachusetts nominee trust, as Landlord, and ClickSoftware, Inc. as Tenant, executed that Lease dated as of ________________________, 2004 (the "Lease").

         The Lease contemplates that this document shall be delivered and executed as set forth in the paragraph entitled "Lease Memorandum". This Lease Memorandum shall become part of the Lease.

         Landlord and Tenant agree as follows:

         1. The Commencement Date of the Lease is _____________________________.

         2. The end of the Lease Term and the date on which this Lease will expire is ______________________.

         3. The Lease is in full force and effect as of the date of this Lease Memorandum. By execution of this Lease Memorandum, Tenant confirms that as of the date of the Lease Memorandum (a) Tenant has no claims against Landlord and
(b) Landlord has fulfilled all of its obligations under the Lease required to be fulfilled by Landlord.

         4. The Premises consist of approximately eight thousand eight hundred twenty-two (8,822) rentable square feet.

         5. The amount of Base Rent and the portion of the Lease Term during which such Base Rent is payable shall be determined from the following table:


------------------------------------------------------------ ------------------ ------------------- ------------------
             Applicable Portion of Lease Term                Rate Per/Rentable  Annual Base Rent    Monthly Base
------------------------------------------------------------ Sq. Ft./ Annum                         Rent Installment
Beginning                     Ending                                                               (Annual divided by 12)
----------------------------- ------------------------------ ------------------ ------------------- ------------------
                                                             $18.50             $163,207.00         $13,600.58
----------------------------- ------------------------------ ------------------ ------------------- ------------------
                                                             $18.50             $163,207.00         $13,600.58
----------------------------- ------------------------------ ------------------ ------------------- ------------------
                                                             $19.00             $167,618.00         $13,968.17
----------------------------- ------------------------------ ------------------ ------------------- ------------------
                                                             $19.50             $172,029.00         $14,335.75
----------------------------- ------------------------------ ------------------ ------------------- ------------------
                                                             $20.00             $176,440.00         $14,703.33
----------------------------- ------------------------------ ------------------ ------------------- ------------------

         Notwithstanding the foregoing, Landlord shall abate all Base Rent applicable to the Premises for the period from _______________ to ______________, provided, however, if the Lease is terminated prior to the expiration of the Lease Term as a result of a default by Tenant, in addition to all other damages to which Landlord may be entitled under the Lease and applicable law, Tenant immediately and without notice shall pay Landlord the full amount of all Base Rent which had been abated as aforesaid.



            -THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.-





                                    Ex. D

         6. Tenant's Pro Rata Share is 8,822/119,702 = seven and thirty-seven one-hundredths percent (7.37%), which shall be final, conclusive and controlling during the Lease Term for all purposes.


Dated:__________________________                   Dated:_______________________


LANDLORD:                                          TENANT:

Corporate Drive Corporation, as Trustee of         ClickSoftware, Inc., a
Corporate Drive  Nominee Realty Trust, a           California corporation
Massachusetts nominee trust
                                                   By:__________________________
By:_________________________________               Name:________________________
Name: ______________________________               Its:_________________________
Its: _________________________________






                                    Ex. D
                                      2

                           LANDLORD ACKNOWLEDGEMENT

                                    )
                                    ) ss.
                                    )

                  On this _____ day of _________, 2004, before me personally appeared _______________, the ____________ of Corporate Drive Corporation,. the Massachusetts corporation that executed the within and foregoing instrument in its capacity as Trustee of Corporate Drive Nominee Realty Trust, and acknowledged said instrument to be the free and voluntary act and deed of said corporation in its capacity as Trustee of Corporate Drive Nominee Realty Trust, for the uses and purposes therein mentioned, and on oath stated that he/she was authorized to execute said instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.


                              _______________________________________________
                              Name: _________________________________________
                              NOTARY PUBLIC in and for the District of Columbia, residing at ____________________. My appointment expires: ______________________.


[NOTARIAL SEAL]





                     TENANT ACKNOWLEDGEMENT (CORPORATION)

_____________________________       )
                                    ) ss.
_____________________________       )

         On this _______ day of _______________, 2004, before me, a Notary
Public in and for the of ___________________________, personally appeared _______________________________, the ________________________ of
ClickSoftware, Inc., the California corporation that executed the within and foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said corporation for the uses and purposes therein mentioned, and on oath stated that s/he/they was/were authorized to execute said instrument.

         WITNESS my hand and official seal hereto affixed the day and year first as above written.

                              _______________________________________________
                              Name: _________________________________________
                              NOTARY PUBLIC in and for the State of__________, residing at ____________________. My appointment expires: _______________________.

[NOTARIAL SEAL]



                                    Ex. D

                              EXHIBIT E to Lease

                             RULES AND REGULATIONS
                             ---------------------

         1. No sign, placard, picture, advertisement, name or notice shall be installed or displayed on any part of the outside or inside of the Building or Land without the prior written consent of the Landlord. Landlord shall have the right to remove, at Tenant's expense and without notice, any sign installed or displayed in violation of this rule. All approved signs or lettering on doors and walls shall be printed, painted, affixed or inscribed at the expense of Tenant by a person chosen by Landlord.

         2. If Landlord objects in writing to any curtains, blinds, shades, screens or hanging plants or other similar objects attached to or used in connection with any window or door of the Premises, Tenant shall immediately discontinue such use. No awning shall be permitted on any part of the Premises. Tenant shall not place anything against or near glass partitions or doors or windows, which may appear unsightly from outside the Premises.

         3. Tenant shall not obstruct any sidewalk, halls, passages, exits, entrances, elevators, escalators, or stairways of the Building. The halls, passages, exits, entrances, elevators, escalators and stairways are not open to the general public. Landlord shall in all cases retain the right to control and prevent access to such areas of all persons whose presence in the judgment of Landlord would be prejudicial to the safety, character, reputation and interest of the Land, Building and the Building's tenants; provided that, nothing in this Lease contained shall be construed to prevent such access to persons with whom any Tenant normally deals in the ordinary course of its business, unless such persons are engaged in illegal activities. Tenant shall not go upon the roof of the Building.

         4. The directory of the Building will be provided exclusively for the display of the name and location of tenants only, and Landlord reserves the right to exclude any other names therefrom.

         5. All cleaning and janitorial services for the Building and the Premises shall be provided exclusively through Landlord, and except with the written consent of Landlord, no person or persons other than those approved by Landlord shall be employed by Tenant or permitted to enter the Building for the purpose of cleaning the same. Cleaning and janitorial services shall be provided five (5) days per week. Tenant shall not cause any unnecessary labor by carelessness or indifference to the good order and cleanliness of the Premises. Landlord shall not in any way be responsible to any Tenant for any loss of property on the Premises, however occurring, or for any damage to any Tenant's property by the janitor, any of Landlord's Agents or any other person.

         6. Landlord will furnish Tenant, free of charge, two (2) keys to each door lock in the Premises. Landlord may make a reasonable charge for any additional keys. Tenant shall not make or have made additional keys, and Tenant shall not alter any lock or install a new additional lock or bolt on any door of its Premises. Tenant, upon the termination of its tenancy, shall deliver to Landlord the keys of all doors which have been furnished to Tenant, and in the event of loss of any keys so furnished, shall pay Landlord therefor.

         7. HVAC service shall be provided to the Premises Monday through Friday (excluding holidays) from 8:00 a.m. to 6:00 p.m. and Saturdays (excluding holidays) from 8:00 am. to 12:00 noon. If Tenant shall require after-hours HVAC, Tenant may request such service by notifying Landlord's Manager not later than 11:00 a.m. of the day prior to the day on which such after-hours service shall be needed, and not later than 2:00 p.m. on the Thursday preceding any weekend for which such after-hours service shall be needed. Tenant shall pay for such additional HVAC service at Landlord hourly rate in effect from time to time and shall pay all charges therefor when and as billed by Landlord. Such charges shall be deemed Additional Rent under the Lease.

         8. If Tenant requires telegraphic, telephonic, computer circuits, burglar alarm or similar services, it shall first obtain, and comply with, Landlord's instructions for their installation, and shall pay the entire cost of such installation(s).

         9. Tenant shall not place a load upon any floor of the Premises which exceeds the load per square foot which such floor was designed to carry (such load being one hundred (100) pounds per square foot) and which is allowed by Governmental Requirements. Landlord shall have the right to


                                    Ex. E
prescribe the weight, size and position of all equipment, materials, furniture or other property brought into the Building. Heavy objects shall, if considered necessary by Landlord, stand on such platforms as determined by Landlord to be necessary to properly distribute the weight. Business machines and mechanical equipment belonging to Tenant, which cause noise or vibration that may be transmitted to the structure of the Building or to any space in the Building or to any other tenant in the Building, shall be placed and maintained by Tenant, at Tenant's expense, on vibration eliminators or other devices sufficient to eliminate noise or vibration. The persons employed to move such equipment in or out of the Building must be acceptable to Landlord. Landlord will not be responsible for loss of, or damage to, any such equipment or other property from any cause, and all damage done to the Building by maintaining or moving such equipment or other property shall be repaired at the expense of Tenant.

         10. Tenant shall not use or keep in the Premises any kerosene, gasoline or inflammable or combustible fluid or material other than those limited quantities permitted by the Lease. Tenant shall not use or permit to be used in the Premises any foul or noxious gas or substance, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors or vibrations nor shall Tenant bring into or keep in or about the Premises any birds or animals.

         11. Tenant shall not use any method of heating or air-conditioning other than that supplied by Landlord.

         12. Tenant shall not waste any utility provided by Landlord and agrees to cooperate fully with Landlord to assure the most effective operation of the Building's heating and air-conditioning and to comply with any governmental energy-saving rules, laws or regulations of which Tenant has actual notice.

         13. Landlord reserves the right, exercisable without notice and without liability to Tenant, to change the name and street address of the Building.

         14. Landlord reserves the right to exclude from the Building between the hours of 6 p.m. And 7 a.m. The following day, or such other hours as may be established from time to time by Landlord, and on Sundays and legal holidays, any person unless that person is known to the person or employee in charge of the Building and has a pass or is properly identified. Tenant shall be responsible for all persons for whom it requests passes and shall be liable to Landlord for all acts of such persons. Landlord shall not be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. Landlord reserves the right to prevent access to the Building in case of invasion, mob, riot, public excitement or other commotion by closing the doors or by other appropriate action.

         15. Tenant shall close and lock the doors of its Premises and entirely shut off all water faucets or other water apparatus, and electricity, gas or air outlets before Tenant and its employees leave the Premises. Tenant shall be responsible for any damage or injuries sustained by other tenants or occupants of the Building or by Landlord for noncompliance with this rule.

         16. Tenant shall not obtain for use on the Premises ice, drinking water, food, beverage, towel or other similar services, except at such hours and under such regulations as may be fixed by Landlord.

         17. The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be deposited in them. The expenses of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by Tenant if it or its employees or invitees shall have caused it.

         18. Tenant shall not sell, or permit the sale at retail, of newspapers, magazines, periodicals, theater tickets or any other goods or merchandise to the general public in or on the Premises. Tenant shall not make any room-to-room solicitation of business from other tenants in the Building. Tenant shall not use the Premises for any business or activity other than that specifically provided for in the Lease.

         19. Tenant shall not install any radio or television antenna, loudspeaker or other device on the roof or exterior walls of the Building. Tenant shall not interfere with radio or television broadcasting or reception from or in the Building or elsewhere.

         20. With the exception of hanging pictures and the like on the walls, Tenant shall not mark,


                                    Ex. E
                                      2
drive nails, screws or drill into the partitions, woodwork or plaster or in any way deface the Premises. Landlord reserves the right to direct electricians as to where and how telephone and telegraph wires are to be introduced to the Premises. Tenant shall not cut or bore holes for wires. Tenant shall not affix any floor covering to the floor of the Premises in any manner except as approved by Landlord. Tenant shall repair any damage resulting from noncompliance with this rule. Tenant also shall repair any damage resulting from hanging pictures and the like on the walls.

         21. Tenant shall not install, maintain or operate upon the Premises any vending machine without the written consent of Landlord.

         22. Canvassing, soliciting and distribution of handbills or any other written material, and peddling in the Building or Land are prohibited, and Tenant shall cooperate to prevent the same.

         23. Landlord reserves the right to exclude or expel from the Building and Land any person who, in Landlord's judgment, is intoxicated, under the influence of liquor or drugs or in violation of any of these Rules and Regulations.

         24. Tenant shall store all of its trash and garbage within the Premises. Tenant shall not place in any trash box or receptacle any material, which cannot be disposed of in the ordinary and customary manner of trash and garbage disposal. All garbage and refuse disposal shall be made in accordance with directions issued from time to time by Landlord.

         25. The Premises shall not be used for lodging or any improper or immoral or objectionable purpose. No cooking shall be done or permitted by Tenant, except that use by Tenant of Underwriters' Laboratory approved equipment for brewing coffee, tea, hot chocolate and similar beverages shall be permitted; provided that, such equipment and its use is in accordance with all Governmental Requirements.

         26. Tenant shall not use in the Premises or in the public halls of the Building any hand truck except those equipped with rubber tires and side guards or such other material-handling equipment as Landlord may approve. Tenant shall not bring any other vehicles of any kind into the Building.

         27. Without the prior written consent of Landlord, Tenant shall not use the name of the Building in connection with or in promoting or advertising the business of Tenant except as Tenant's address.

         28. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

         29. Tenant assumes any and all responsibility for protecting the Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed.

         30. The requirements of Tenant will be attended to only upon appropriate application to the Manager of the Building by an authorized individual. Employees of Landlord are not required to perform any work or do anything outside of their regular duties unless under special instructions from Landlord, and no employee of Landlord is required to admit Tenant to any space other than the Premises without specific instructions from Landlord.

         31. Tenant shall not park its vehicles in any parking areas designated by Landlord as areas for parking by visitors to the Building or Land. Tenant shall not leave vehicles in the parking areas overnight nor park any vehicles in the Building parking areas other than automobiles, motorcycles, motor driven or nonmotor driven bicycles or four-wheeled trucks.

         32. Landlord may waive any one or more of these Rules and Regulations for the benefit of Tenant or any other tenant, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other person, nor prevent Landlord from thereafter revoking such waiver and enforcing any such Rules and Regulations against any or all of the tenants of the Building.

         33. These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the covenants and conditions of any lease of premises in the Building. If any provision of these Rules and Regulations conflicts with any provision of the Lease, the terms of the Lease shall prevail.

                                    Ex. E

         34. Landlord reserves the right to make such other and reasonable Rules and Regulations as, in its judgment, may from time to time be needed for safety and security, the care and cleanliness of the Building and Land and the preservation of good order in the Building. Tenant agrees to abide by all the Rules and Regulations stated in this exhibit and any additional rules and regulations, which are so, made by Landlord.

         35. Tenant shall be responsible for the observance of all of the foregoing rules by Tenant and Tenant's Agents.





                                    Ex. E

                              EXHIBIT F to Lease

                           LETTER OF CREDIT CRITERIA
                           -------------------------

1.    The letter of credit shall be clean, irrevocable and unconditional.

2. The letter of credit shall be in the amount specified in the Lease paragraph captioned "Security Provisions".

3. The letter of credit must either (i) be issued by a national bank which is a member of the New York Clearing House and which has a banking office dedicated to the administration and payment of letters of credit in New York City or Boston, Massachusetts or (ii) if issued by any bank which is not described in clause (i), be confirmed by a bank described in clause (i). The issuing bank must have been assigned by Standard & Poors Investor Services a Bank Financial Strength Rating of BBB+, or better. If clause (ii) is applicable, the confirming bank must be assigned by Standard & Poors Investor Services a Bank Financial Strength Rating of BBB+, or better. The identity of the issuing bank and of any confirming bank shall also be reasonably satisfactory to Landlord.

4. The letter of credit shall have an expiration date no earlier than the first anniversary of the date of its issuance and shall provide for its automatic renewal from year to year unless terminated by the issuing bank by notice to Landlord given not less than forty-five (45) days prior to its expiration date by registered or certified mail. The final expiration date of the letter of credit and all renewals of it shall be no earlier than sixty
(60) days following the end of the Lease Term.

5. The letter of credit shall be issued in favor of Landlord and shall be effective immediately on its issuance.

6. The letter of credit may be drawn at the New York City banking office of either the issuer of the letter of credit described in clause (a) of paragraph 3 or, if clause (b) of paragraph 3 is applicable, the confirming bank described in clause (a) of such paragraph 3. It must allow for draws to be made at sight on a draft drawn under the letter of credit which has been approved as to form by Landlord. It must allow for one draw in the whole amount or multiple partial draws. The Landlord shall not as a condition to any draw be required to deliver any certificate, affidavit or other writing to the issuer expressing the basis for the draw.

7.    The letter of credit shall be transferable.

8. The letter of credit shall be governed by (a) the International Standby Practices (SP 98 published by the International Chamber of Commerce and (b) the United Nations Convention on Independent Guarantees and Standby Letters of Credit. Alternatively, if approved by the lender and if required by either the issuing bank or the confirming bank the Uniform Customs and Practices for Documentary Credits published by the International Chamber of Commerce may be substituted for the Practices referred to in clause (a) to the extent such Customs and Practices are not inconsistent with the criteria in this Exhibit F.

9. The letter of credit shall otherwise be in such form and shall be subject to such requirements as Landlord may reasonably require.





                                    Ex. F

                              EXHIBIT G to Lease

                               LIST OF FURNITURE
                               -----------------

31 Workstations (16 of them have chairs)
11 offices (8 with desks and 9 with office chairs)
15 visitor chairs
1 small conference room with circular table and 4 chairs
1 large conference room with six modular tables and 10 chairs
1 reception station
1 server room with miscellaneous telecom equipment and storage rack 1 kitchen with refrigerator